                                                                    EXHIBIT 10.9

                                                                  EXECUTION COPY

================================================================================

                                   $50,000,000


                            364-DAY CREDIT AGREEMENT

                                      among

                        ASPEN INSURANCE HOLDINGS LIMITED,

           The Subsidiary Borrowers from Time to Time Parties Hereto,

              The Several Lenders from Time to Time Parties Hereto,

                        CREDIT LYONNAIS NEW YORK BRANCH,

                             as Documentation Agent,


                                       and

                               BARCLAYS BANK PLC,
                 as Administrative Agent and as Collateral Agent

                           Dated as of August 26, 2003

================================================================================


                       BARCLAYS CAPITAL, as Lead Arranger

                                TABLE OF CONTENTS

                                                                           PAGE


SECTION 1.            DEFINITIONS                                            1

         1.1      Defined Terms..............................................1
         1.2      Other Definitional Provisions.............................14

SECTION 2.            AMOUNT AND TERMS OF COMMITMENTS                       14

         2.1      Revolving Commitments.....................................14
         2.2      Procedure for Borrowing...................................14
         2.3      Fees......................................................15
         2.4      Termination or Reduction of Commitments...................15
         2.5      Optional Prepayments......................................16
         2.6      Conversion and Continuation Options.......................16
         2.7      Limitations on Eurodollar Tranches........................16
         2.8      Interest Rates and Payment Dates..........................16
         2.9      Computation of Interest and Fees..........................17
         2.10     Inability to Determine Interest Rate......................18
         2.11     Pro Rata Treatment and Payments...........................18
         2.12     Requirements of Law.......................................19
         2.13     Taxes.....................................................20
         2.14     Indemnity.................................................21
         2.15     Change of Lending Office..................................21
         2.16     Replacement of Lenders....................................21

SECTION 3.            REPRESENTATIONS AND WARRANTIES                        22

         3.1      Financial Condition.......................................22
         3.2      No Change.................................................22
         3.3      Existence; Compliance with Law............................22
         3.4      Power; Authorization; Enforceable Obligations.............23
         3.5      No Legal Bar..............................................24
         3.6      Litigation................................................24
         3.7      No Default................................................24
         3.8      Ownership of Property; Liens..............................24
         3.9      Taxes.....................................................24
         3.10     Federal Regulations.......................................24
         3.11     ERISA.....................................................25
         3.12     Investment Company Act....................................25
         3.13     Subsidiaries..............................................25
         3.14     Use of Proceeds...........................................25
         3.15     Environmental Matters.....................................25
         3.16     Accuracy of Information, etc..............................26
         3.17     Security Documents........................................26

SECTION 4.            CONDITIONS PRECEDENT                                  27

         4.1      Conditions to Initial Loans...............................27

         4.2      Conditions to Each Loan...................................28
         4.3      Conditions to Certain Loans...............................28
         4.4      Conditions for Additional Subsidiary Borrowers............28

SECTION 5.            AFFIRMATIVE COVENANTS                                 29

         5.1      Financial Statements......................................29
         5.2      Certificates; Other Information...........................29
         5.3      Payment of Obligations....................................30
         5.4      Material Subsidiaries.....................................30
         5.5      Maintenance of Existence; Compliance......................31
         5.6      Maintenance of Property; Insurance........................31
         5.7      Inspection of Property; Books and Records; Discussions....31
         5.8      Notices...................................................31
         5.9      Environmental Laws........................................32
         5.10     Subsidiary Guarantees.....................................32
         5.11     Shareholder Resolution....................................32

SECTION 6.            NEGATIVE COVENANTS                                    32

         6.1      Financial Condition Covenants.............................32
         6.2      Indebtedness..............................................33
         6.3      Disposition of Property...................................33
         6.4      Restricted Payments.......................................34
         6.5      Investments...............................................34
         6.6      Liens.....................................................34
         6.7      Clauses Restricting Subsidiary Distributions..............36
         6.8      Lines of Business.........................................36

SECTION 7.            EVENTS OF DEFAULT                                     36


SECTION 8.            THE AGENTS                                            39

         8.1      Appointment...............................................39
         8.2      Delegation of Duties......................................39
         8.3      Exculpatory Provisions....................................39
         8.4      Reliance..................................................40
         8.5      Notice of Default.........................................41
         8.6      Non-Reliance on Agents and Other Lenders..................41
         8.7      Indemnification...........................................41
         8.8      Agent in Its Individual Capacity..........................42
         8.9      Successor Administrative Agent and Collateral Agent.......42
         8.10     Documentation Agent.......................................43

SECTION 9.            MISCELLANEOUS                                         43

         9.1      Amendments and Waivers....................................43
         9.2      Notices...................................................44
         9.3      No Waiver; Cumulative Remedies............................45
         9.4      Survival of Representations and Warranties................45
         9.5      Payment of Expenses and Taxes.............................45

         9.6      Successors and Assigns; Participations and Assignments....46
         9.7      Adjustments...............................................48
         9.8      Set-off...................................................49
         9.9      Counterparts..............................................49
         9.10     Severability..............................................49
         9.11     Integration...............................................49
         9.12     GOVERNING LAW.............................................49
         9.13     Submission To Jurisdiction; Waivers.......................49
         9.14     Releases of Guarantees and Liens..........................50
         9.15     Confidentiality...........................................50
         9.16     WAIVERS OF JURY TRIAL.....................................51

ANNEX:

A        Pricing Grid

SCHEDULES:

1.1      Commitments
3.4      Consents, Authorizations, Filings and Notices
3.13     Subsidiaries
6.2(d)   Existing Indebtedness
6.6      Existing Liens

EXHIBITS:

A        Form of Guarantee and Collateral Agreement
B        Form of Compliance Certificate
C-1      Form of Closing Certificate of the Company
C-2      Form of Closing Certificate of each Group Member (other than the
         Company)
D        Form of Assignment and Assumption
E-1      Form of Legal Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
E-2      Form of Legal Opinion of Appleby, Spurling & Kempe
E-3      Form of Legal Opinion of Simpson Thacher & Bartlett LLP
F        Form of Exemption Certificate
G        Form of Company Note
H        Form of Subsidiary Borrower Note
I        Form of Notice of Conversion/Continuation
J        Form of Subsidiary Borrower Agreement
K        Form of UK Charge Over Shares

         CREDIT AGREEMENT (this "Agreement"), dated as of August 26, 2003, among ASPEN INSURANCE HOLDINGS LIMITED, a Bermuda exempted limited liability company (the "Company"), the other Subsidiary Borrowers (as defined below) (together with the Company, collectively, the "Borrowers" and individually, a "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), Credit Lyonnais New York Branch, as documentation agent (in such capacity, the "Documentation Agent"), and BARCLAYS BANK PLC, as administrative agent and collateral agent.

         The parties hereto hereby agree as follows:

                             Section 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

         "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Barclays Bank PLC as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Barclays Bank PLC in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

         "Adjustment Date": as defined in Annex A.

         "Administrative Agent": Barclays Bank PLC, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

         "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Agents": the collective reference to the Documentation Agent, the Administrative Agent and the Collateral Agent.

         "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the amount of such Lender's Commitment then in effect or, if the Commitments have been terminated, the amount of such Lender's Loans then outstanding.

         "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

         "Agreement": as defined in the preamble hereto.

         "Applicable Amendment": in the case of any consent set forth in Part II of Schedule 3.4, an amendment to the document to which such consent relates which deletes from such document the section thereof to which such consent relates or amends the section thereof such that consent is no longer required.

         "Applicable Margin": the rate per annum set forth under the relevant column heading in Annex A.

         "Approved Fund": as defined in Section 9.6(b).

         "Assignee": as defined in Section 9.6(b).

         "Assignment and Assumption": an Assignment and Assumption, substantially in the form of Exhibit D.

         "Assumed Premiums": premiums accepted by an insurance company in exchange for accepting all or part of insurance on a risk or exposure.

         "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment then in effect over (b) such Lender's Loans then outstanding.

         "Benefitted Lender": as defined in Section 9.7.

         "Bermuda Companies Law": The Companies Act of 1981 of Bermuda, as amended, and the regulations promulgated thereunder.

         "Bermuda Insurance Law": The Insurance Act of 1978 of Bermuda, as amended, and the regulations promulgated thereunder.

         "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Borrowers": as defined in the preamble hereto.

         "Borrowing Date": any Business Day specified by the Company as a date on which the Company requests the relevant Lenders to make Loans hereunder.

         "Business": as defined in Section 3.14(b).

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City, Bermuda and London are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

         "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least `A-1' by Standard & Poor's Ratings Services ("S&P") or `P-1' by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least `A' by S&P or `A' by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended,
(ii) are rated `AAA' by S&P and `Aaa' by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

         "Ceded Premiums": premiums paid to an assuming company in exchange for that company accepting all or part of insurance on a risk or exposure.

         "Change of Control": any of the following: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than Wellington Underwriting plc, the Company or any Subsidiary), shall become, or obtain rights (whether by means or warrants, options or otherwise (other than any such warrants, options or other rights which are not exercisable prior to August 26, 2006)) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of shares of Capital Stock representing more than 50% of the total voting power of any Borrower; or (ii) the board of directors of any Borrower shall cease to consist of a majority of Continuing Directors.

         "Closing Date": the date on which the conditions precedent set forth in
Section 4.1 shall have been satisfied, which date is August 29, 2003.

         "Code": the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral": Capital Stock of the Material Subsidiaries now owned or hereafter acquired upon which a Lien is purported to be created by any Security Document.

         "Collateral Agent": Barclays Bank PLC, as the collateral agent for (a) the Administrative Agent and the Lenders under this Agreement and the other Loan Documents and (b) the Administrative Agent and the Lenders under the Other Agreement.

         "Commitment": as to any Lender, the obligation of such Lender to make Loans during the Commitment Period in an aggregate principal amount not to exceed, at any one time outstanding, the amount set forth under the heading "Commitment" opposite such Lender's name on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Commitments is $50,000,000.

         "Commitment Period": the period from and including the Closing Date to the Termination Date.

         "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Company or any Subsidiary within the meaning of Section 4001 of ERISA or is part of a group that includes the Company or any Subsidiary and that is treated as a single employer under Section 414 of the Code.

         "Company": as defined in the preamble hereto.

         "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

         "Computation Period": as defined in Section 2.3(a).

         "Confidential Information Memorandum": the Confidential Information Memorandum dated June 2003 and furnished to certain Lenders.

         "Consent Event": shall occur (i) with respect to the Company, at such time as the aggregate Pound Sterling equivalent of the then outstanding Loans and the Other Loans made to the Company exceed (x) 49,000,000 Pounds Sterling or
(y) when added to the aggregate then Pound Sterling equivalent of all other then outstanding borrowings or other indebtedness and liabilities of the Company in the nature of borrowings, 200,000,000 Pounds Sterling (in each case other than in relation to policy claims in the ordinary course of trading) and (ii) with respect to Aspen Insurance UK Services Limited, at such time as the aggregate Pound Sterling equivalent of the then outstanding Loans and the Other Loans made to the Borrowers exceed (x) 49,000,000 Pounds Sterling or (y) when added to the aggregate then Pound Sterling equivalent of all other then outstanding borrowings or other indebtedness and liabilities of Aspen Insurance UK Services Limited in the nature of borrowings, 200,000,000 Pounds Sterling (in each case other than in relation to policy claims in the ordinary course of trading).

         "Consolidated Leverage Ratio": as of the last day of any fiscal quarter (expressed as a percentage), Consolidated Total Debt, divided by the sum of (i) Consolidated Total Debt and (ii) Consolidated Tangible Net Worth.

         "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a

Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation or Requirement of Law applicable to such Subsidiary.

         "Consolidated Tangible Net Worth": (a) of the Company at any date, the consolidated stockholders' equity of the Company and its Subsidiaries less their consolidated Intangible Assets, all determined on a consolidated basis as of such date in accordance with GAAP. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups subsequent to December 31, 2002 in the book value of any asset owned by the Company or a consolidated Subsidiary (other than in connection with the valuation of investments in readily marketable securities in accordance with GAAP and past practice), (ii) all unamortized debt discount and expense, unamortized deferred charges, deferred acquisition costs (excluding acquisition costs incurred in the ordinary course of business associated with underwriting insurance and/or reinsurance business), goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets and (iii) all investments in or advances to Affiliates; and

         (b) of any Insurance Subsidiary at any date, the consolidated stockholders' equity of such Insurance Subsidiary and its Subsidiaries less their consolidated Intangible Assets, all determined on a consolidated basis as of such date in accordance with GAAP. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups subsequent to December 31, 2002 in the book value of any asset owned by such Insurance Subsidiary or a consolidated Subsidiary thereof (other than in connection with the valuation of investments in readily marketable securities in accordance with GAAP and past practice) and (ii) all unamortized debt discount and expense, unamortized deferred charges, deferred acquisition costs (excluding acquisition costs incurred in the ordinary course of business associated with underwriting insurance and/or reinsurance business), goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

         "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

         "Continuing Directors": the directors of any Borrower on the Closing Date or replacement directors nominated by an existing shareholder of any Borrower or appointed by an existing director or a quorum of the board of directors as set forth in the relevant organizational documents for such Borrower.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Direct Premium": the Dollar amount charged when a policyholder contracts for insurance coverage before reinsurance has been ceded and/or assumed.

         "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

         "Documentation Agent": as defined in the preamble hereto.

         "Dollars" and "$": dollars in lawful currency of the United States.

         "Environmental Laws": any and all applicable foreign, Federal, state, local or municipal laws, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability relating to (a) pollution or protection of the environment, (b) exposure of Person to hazardous emissions or releases of Hazardous Materials,
(c) protection of the public health or welfare from the effects of products; by-products, emissions or releases of Hazardous Materials and (d) regulation of the manufacture, use or introduction into commerce of Hazardous Materials.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

         "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
            --------------------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

         "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

         "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Excluded Taxes": means, with respect to the Administrative
Agent, the Collateral Agent, any Lender or any other recipient (each of the foregoing, a "Recipient") of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) the net income of such Recipient by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed on such Recipient by the United States of America or any similar tax imposed on such Recipient by any other jurisdiction in which such Borrower is located or (c) any U.S. and United Kingdom withholding tax that is in effect and would apply to amounts payable to (i) a Lender (other than a Lender on the Closing Date) at the time such Lender becomes a party to this Agreement, (ii) any Lender at the time such Lender designates a new lending office, except to the extent such Lender (or its Assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to withholding tax pursuant to
Section 2.13(a) subject to the Borrower's rights under Section 2.15 and Section
2.16 or (iii) any Person at the time such Person becomes a Participant as specified in Section 9.6 (except to the extent provided for in section 9.6(c)(ii)).

         "Facility Fee": as defined in Section 2.3(a).

         "Facility Fee Rate": the rate per annum set forth under the relevant column heading in Annex A.

         "Federal Funds Effective Rate": for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Payment Date": (a) the third Business Day following the last day of each March, June, September and December after the Closing Date and (b) the last day of the Commitment Period.

         "Funding Office": the office of the Administrative Agent specified in
Section 9.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Company and the Lenders.

         "GAAP": generally accepted accounting principles in the United States as in effect from time to time and set forth in any rule, regulation, opinion or pronouncement of the Accounting Principles Board and the American Institute of Certified Public Accountants and any rule, regulation, opinion or pronouncement of the Financial Accounting Standards Board (or agencies with similar functions of comparables stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners, the U.K. Financial Services Authority and the Bermuda Monetary Authority).

         "Group Members": the collective reference to the Company and its respective Subsidiaries.

         "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Company and each Subsidiary Guarantor, substantially in the form of Exhibit A.

         "Guarantee Obligation": as to any Person (the "guarantor"), means any obligation, including a reimbursement, counterindemnity or similar obligation, of the guarantor that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guarantor, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such Indebtedness or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor so as to enable the primary obligor to pay Indebtedness or other obligation, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (iv) otherwise to assure or hold harmless the owner of any such Indebtedness against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guarantor shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made as such amount may be reduced from time to time and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, as such amount may be reduced from time to time unless such Indebtedness and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guarantor's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

         "Hazardous Materials": means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes.

         "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) Indebtedness of any partnership in which such Person is a general partner to the extent that applicable law requires that such Person is liable for such Indebtedness unless the terms of such Indebtedness expressly provide that such Person is not so liable.

         "Information": as defined in Section 9.15.

         "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent": pertaining to a condition of Insolvency.

         "Insurance Subsidiary": a Subsidiary of the Company engaged in the insurance and/or reinsurance business.

         "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the Termination Date, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.

         "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the Administrative Agent not later than 2:00 P.M., London time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) the Company may not select an Interest Period that would extend beyond the Termination Date; and

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         "Lenders": as defined in the preamble hereto.

         "Lien": any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement (including the interest of a vendor or lessor in any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

         "Loan": any loan made by any Lender pursuant to this Agreement.

         "Loan Documents": this Agreement, the Security Documents, the Notes, any other documents or instruments executed or delivered in connection herewith or therewith and any amendment, waiver, supplement or other modification to any of the foregoing.

         "Loan Parties": each Group Member that is a party to a Loan Document as a Borrower, grantor of Liens on the Collateral or Subsidiary Guarantor.

         "Material Adverse Effect": a material adverse effect on (a) the business, assets, liabilities, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

         "Material Subsidiary": at any time, any Subsidiary (i) the total consolidated assets or total consolidated revenues of which and its Subsidiaries exceed 10% of the total consolidated assets or gross consolidated revenues, respectively, of the Company and its Subsidiaries on a consolidated basis at the end of or for, respectively, the then most recently completed fiscal quarter of the Company for which financial statements shall have been delivered to the Lenders as described in Section 3.1 or pursuant to Section 5.1 and/or (ii) the net assets of which exceed $100,000,000 at the end of the then most recently completed fiscal quarter of the Company for which financial statements shall have been delivered to the Lenders as described in Section 3.1 or pursuant to
Section 5.1 (accounting terms used in this definition have the meanings given to them under GAAP).

         "Multiemployer Plan": a Plan that is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds": in connection with any issuance or sale of Capital Stock by the Company, the cash proceeds received from such issuance or sale, net of attorneys' fees and disbursements, investment banking fees and disbursements, accountants' fees and disbursements, underwriting fees, discounts and commissions, printing expenses, any governmental or exchange fees incurred (or reasonably expected to be incurred) and other customary fees and expenses actually incurred in connection therewith.

         "Net Written Premiums": of any Person, Direct Premiums written by such Person, plus Assumed Premiums of such Person, minus Ceded Premiums of such Person, determined in accordance with GAAP.

         "Non-Excluded Taxes": as defined in Section 2.13(a).

         "Non-U.S. Lender": as defined in Section 2.13(e).

         "Notes": the collective reference to any promissory note evidencing Loans, substantially in the form of Exhibit G or Exhibit H, as the case may be.

         "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of any Borrower to the Administrative Agent, the Collateral Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including all reasonable fees, charges and disbursements of counsel to the Administrative Agent, the Collateral Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto).

         "Other Administrative Agent": the Administrative Agent (as defined in the Other Credit Agreement).

         "Other Aggregate Exposure": Aggregate Exposure (as defined in the Other Credit Agreement).

         "Other Commitments": Commitments (as defined in the Other Credit Agreement).

         "Other Credit Agreement": the 3-Year Credit Agreement, dated as of the date hereof among the Company, the Subsidiary Borrowers, the several banks and other financial institutions or entities from time to time parties thereto, Credit Lyonnais New York Branch, as documentation agent, and Barclays Bank PLC, as administrative agent and as collateral agent, as amended, supplemented or otherwise modified or replaced from time to time.

         "Other Lenders": the Lenders (as defined the Other Credit Agreement).

         "Other Loans": Loans (as defined in the Other Credit Agreement).

         "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "Participant": as defined in Section 9.6.

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

         "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which a Borrower, a Subsidiary or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA responsible for contributing to or under or having any liability in respect of an employee benefit plan or Multiemployer Plan.

         "Pledged Stock": the Capital Stock pledged pursuant to the Guarantee and Collateral Agreement and the UK Charge Over Shares.

         "Pound Sterling" or "(pound)": the lawful money of the United Kingdom.

         "Pricing Grid": the table set forth on Annex A.

         "Private Act": separate legislation enacted in Bermuda with the intention that such legislation applies specifically to a Borrower or a Subsidiary Guarantor in whole or in part.

         "Projections": as defined in Section 3.16.

         "Properties": as defined in Section 3.15(d).

         "Proportionate Share": as defined in Section 2.3.

         "Register": as defined in Section 9.6.

         "Regulation D": Regulation D of the Board as in effect from time to time.

         "Regulation U": Regulation U of the Board as in effect from time to time.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.ss. 4043.

         "Required Lenders": at any time, the holders of more than 50% of the Total Commitments then in effect or, if the Commitments have been terminated, the Total Loans then outstanding.

         "Requirement of Law": as to any Person, the Memorandum of Association or the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer": the chief executive officer, president or chief financial officer of a Borrower, but in any event, with respect to financial matters, the chief financial officer or the finance director of such Borrower.

         "Restricted Payments": as defined in Section 6.4.

         "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

         "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the UK Charge Over Shares and all other security documents hereafter delivered to the Collateral Agent granting a Lien on the Capital Stock of the Material Subsidiaries to secure the obligations and liabilities of any Loan Party under any Loan Document.

         "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

         "Solvency Ratio": on the last day of any period of four consecutive fiscal quarters (or, if less, the number of full fiscal quarters subsequent to the Closing Date), (a) of the Company, Net Written Premiums of all Insurance Subsidiaries of the Company during such period, divided by Consolidated Tangible Net Worth of the Company on such day and (b) of any Insurance Subsidiary which is a Material Subsidiary, Net Written Premiums of such Insurance Subsidiary during such period, divided by Consolidated Tangible Net Worth of such Insurance Subsidiary on such day, in each case, expressed as a percentage.

         "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

         "Subsidiary Borrowers": collectively, each Material Subsidiary of the Company that shall become a Borrower under this Agreement upon satisfaction of the conditions precedent set forth in Section 4.3.

         "Subsidiary Guarantor": each Subsidiary of the Company which is not an Insurance Subsidiary.

         "Termination Date": August 27, 2004.

         "Total Commitments": at any time, the aggregate amount of the Commitments then in effect.

         "Total Loans": at any time, the aggregate principal amount of the Loans outstanding at such time.

         "Transferee": any Assignee or Participant.

         "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

         "UK Charge Over Shares": the Charge Over Shares, dated as of the date hereof made by the Company in favor of the Collateral Agent, as amended, supplemented or otherwise modified or replaced from time to time substantially in the form of Exhibit K.

         "UK Insurance Subsidiary": Aspen Insurance UK Limited, a company incorporated under the laws of England and Wales with registered number 1184193.

         "United States": the United States of America.

         "Utilization Fee": as defined in Section 2.3.

         "Utilization Fee Rate": the rate per annum set forth under the relevant column heading in Annex A.

         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation",
         (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   Section 2. AMOUNT AND TERMS OF COMMITMENTS

         2.1 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make Loans to the Borrowers from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's Commitment. During the Commitment Period the Borrowers may use the Commitments by borrowing, prepaying the Loans in whole or in part, and, reborrowing, all in accordance with the terms and conditions hereof. The Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrowers and notified to the Administrative Agent in accordance with Sections 2.2 and 2.6; provided, however, that until such time as the Company shall have received subsequent to the date hereof gross proceeds of at least $200,000,000 from the issuance of shares of its common Capital Stock, the sum of the aggregate principal amount of the Loans outstanding at any time under this Agreement and the aggregate principal amount of the Loans (as defined therein) then outstanding under the Other Credit Agreement shall not exceed $120,000,000. When the Company has received gross proceeds of at least $200,000,000 from the issuance of shares of its Common Stock, the Company shall provide written notice thereof to the Administrative Agent.

                  (b) On the Termination Date, each Borrower shall repay all then outstanding Loans made by the Lenders to such Borrower.

         2.2 Procedure for Borrowing. Any Borrower may borrow during the Commitment Period on any Business Day, provided that the Company (on its behalf or such Subsidiary Borrower, as the case may be) shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 2:00 P.M., London time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Loans to be borrowed,
(ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Loans made on the Closing Date shall initially be ABR Loans. Each borrowing shall be in an amount equal to (x) in the case of ABR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Commitments are less than $5,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the applicable Borrower at the Funding Office prior to 5:00 P.M., London time, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the applicable Borrower by the Administrative Agent crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         2.3 Fees. Each Borrower agrees to pay its pro rata share (calculated, for any day, based on the percentage which the principal amount of the Loans outstanding to such Borrower at the close of business on such day constitutes of the then aggregate principal amount of the Loans to all Borrowers (in the case of each Borrower, its "Proportionate Share")), provided, that at any time when no Loans are outstanding, the pro rata share of the Company shall be deemed to be 100%) to the Administrative Agent for the account of each Lender which has a then effective Commitment or a then outstanding Loan a facility fee (a "Facility Fee") for the period from and including the date hereof to the last day upon which such Lender's Commitment shall have terminated and such Lender's Loans shall have been paid in full, computed at the Facility Fee Rate on the average daily amount of the Commitment of such Lender (whether or not utilized) during the period (the "Computation Period") for which payment is made (or, if any Lender continues to have any Loans after its Commitment terminates, on the average daily amount of such Lender's Loans from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Loans outstanding), payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.

         (b) The Borrowers agree to pay to the Administrative Agent for the account of each Lender, in arrears on each Fee Payment Date, a utilization fee (a "Utilization Fee") based upon the average daily amount of the outstanding Loans of such Lender at a rate per annum equal to the Utilization Fee Rate when and for as long as the aggregate outstanding principal amount of the sum of (a) the Loans hereunder plus (b) the aggregate principal amount of the Loans (as defined therein) under the Other Credit Agreement exceeds 60% of the sum of (x) the aggregate Commitments hereunder and (y) the aggregate amount of the Commitments (as defined therein) under the Other Credit Agreement. Payments made by the Borrowers hereunder shall be made in accordance with each Borrower's Proportionate Share.

         (c) The Company agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

         2.4 Termination or Reduction of Commitments. The Company shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Total Loans would exceed the Total Commitments. Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple thereof, and shall reduce permanently the Commitments then in effect.

         2.5 Optional Prepayments. Each Borrower may at any time and from time to time prepay the Loans made by the Lenders to such Borrower, in whole or in part, without premium or penalty, upon irrevocable notice delivered by the Company to the Administrative Agent no later than 2:00 P.M., London time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 2:00 P.M., London time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, such Borrower shall also pay any amounts owing pursuant to Section 2.14. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of ABR Loans and Eurodollar Loans for all Borrowers shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

         2.6 Conversion and Continuation Options. (a) The Company may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election substantially in the form of Exhibit I no later than 2:00 P.M., London time, on the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 2:00 P.M., London time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default or Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving irrevocable notice to the Administrative Agent, substantially in the form of
Exhibit I hereto in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default or Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Company shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         2.7 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

         2.8 Interest Rates and Payment Dates. Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

         (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

         (c) (i) So long as any Event of Default shall have occurred and be continuing, the principal amount of all Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% and (ii) if all or a portion of any interest payable on any Loan or any Facility Fee or Utilization Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case as described in this clause (ii), from the date of such non-payment until such amount is paid in full (as well after as before judgment).

         (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

         2.9 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Federal Funds Effective Rate, the interest thereon shall be calculated on the basis of a 365- (or 366, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on each Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.8(a).

         2.10 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon each Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the relevant Lenders as soon as practicable thereafter. Upon receipt of such notice, the Borrower may revoke any notice of borrowing, conversion or continuation then submitted by it. If the Borrower does not revoke such notice, then (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar

Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Company have the right to convert Loans to Eurodollar Loans.

         2.11 Pro Rata Treatment and Payments. (a) Each borrowing by any Borrower from the Lenders hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the Lenders' respective Commitments, and each payment by any Borrower on account of any Facility Fee or Utilization Fee shall be made pro rata to each Lender according to the respective amounts thereof owing pursuant to Section 2.3(a) or Section 2.3(b), as the case may be.

         (b) Each payment (including each prepayment) by any Borrower on account of principal of and interest on the Loans made to it shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders.

         (c) All payments (including prepayments) to be made by any Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 5:00 P.M., London time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

         (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrowers.

         (e) Unless the Administrative Agent shall have been notified in writing by the Company prior to the date of any payment due to be made by any Borrower hereunder that such Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that such Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by such Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against such Borrower.

         2.12 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.13 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost (excluding taxes) to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower to which such Loans were made shall pay such Lender any additional amounts necessary to compensate such Lender for such increased cost (excluding taxes) or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Company (with a copy to the Administrative Agent) of a written request therefor, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

         (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Company (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The Borrower shall pay such Lender the amount shown as due on such certificate within 10 Business Days after receipt by the Borrower. Notwithstanding anything to the contrary in this Section, the Company shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than three months prior to the date that such Lender notifies the

Company of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such three-month period shall be extended to include the period of such retroactive effect. The obligations of the Company pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.13 Taxes. All payments made by (or on behalf of) any Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding Excluded Taxes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be deducted or withheld from any amounts payable to the Administrative Agent or any Lender hereunder,
(i) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, (ii) the Borrower shall deduct or withhold such amounts and
(iii) the Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law; provided, however, that no Borrower shall be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes that are attributable to such Lender's failure to comply with the requirements of paragraph (e) of this Section.

         (b) In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Each Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Non-Excluded Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Non-Excluded Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this
Section 2.13) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

         (d) Whenever any Non-Excluded Taxes or Other Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof.

         (e) A Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender. To the extent the Borrower is a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "U.S. Borrower"), each Lender (or Transferee) that is not a U.S. Person (a "Non-U.S. Lender") shall deliver to the U.S. Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8ECI or, in the case of a Transferee, a Form W-81MY, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit F and a Form W-8BEN or, in the case of a Transferee, a Form W-8IMY, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the U.S. Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender within 10 Business Days of the request by the U.S. Borrower. Each Non-U.S. Lender shall promptly notify the U.S. Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the U.S. Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). If any Non-U.S. Lender provides a Form W-8IMY, such Non-U.S. Lender must also attach the additional documentation that must be transmitted with the Form W-8IMY, including the appropriate forms described in this Section 2.13(e).

         (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.14 Indemnity. Each Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment of or conversion from Eurodollar Loans after the Company has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.15 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.12 or 2.13(a) with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event or assign its rights and obligations hereunder to an Affiliate with the object of avoiding the consequences of such event; provided, that such designation or assignment is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) or such Affiliate, as the case may be, to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.12 or 2.13(a).

         2.16 Replacement of Lenders. The Company shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.12 or 2.13(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default or Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall, within 30 days of the Company's request have taken no action under Section 2.15 that eliminates the continued need for payment of amounts owing pursuant to Section 2.12 or 2.13(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts (including accrued interest) owing to such replaced Lender on or prior to the date of replacement, (v) the Borrowers shall be liable to such replaced Lender under Section 2.14 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto as if it were prepaid on the date of such purchase, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that each Borrower shall be obligated to pay the portion of the registration and processing fee referred to therein based on such Borrower's Proportionate Share), (viii) until such time as such replacement shall be consummated, the Borrowers shall pay all additional amounts (if any) required pursuant to Section
2.12 or 2.13(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                    Section 3. REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Company hereby represents and warrants to the Administrative Agent and each Lender that:

         3.1 Financial Condition. The audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2002, and the related consolidated statement of comprehensive income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from KPMG Audit Plc, present fairly the consolidated financial condition of the Company and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Company and its Subsidiaries as at March 31, 2003, and the related unaudited consolidated statements of comprehensive income and cash flows for the three-month period ended on such date, present fairly the consolidated financial condition of the Company and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2002 to and including the date of this Agreement there has been no Disposition by any Group Member of any material part of its business or property.

         3.2 No Change. Since December 31, 2002, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

         3.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect and (d) is in compliance with all Requirements of Law (including but not limited to, the Bermuda Companies Law and Bermuda Insurance Law as applicable to the Company and each Subsidiary organized under the laws of Bermuda) except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any Private Act.

         3.4 Power; Authorization; Enforceable Obligations. (a) Subject to obtaining any consent set forth in Part II of Schedule 3.4 (unless an Applicable Amendment shall have become effective) prior to a Consent Event, each Loan Party has or will have the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to obtain Loans hereunder, and each Loan Party has or will have taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Loans hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (A)(x) consents, authorizations, filings and notices described in Part I of Schedule 3.4, which consents, authorizations, filings and notices have been obtained or, except as noted therein, made and are in full force and effect and (y) the consents described in Part II of Schedule 3.4 (unless an Applicable Amendment shall have become effective) which consents (or amendment or amendments, as the case may be) will be obtained prior to a Consent Event,
(B) consents of any applicable Governmental Authority (including, where applicable, the Bermuda Monetary Authority, the U.K. Financial Services Authority and any relevant insurance commission or analogous Governmental Authority in the United States) required in the event of the exercise by the Collateral Agent of any right (1) to control or to allow any assignee of the Collateral Agent to control any Insurance Subsidiary or (2) to sell or transfer in accordance with the terms and conditions of any Security Document any Capital Stock of any Insurance Subsidiary pledged in accordance with the terms of such Security Document (including, in such case, any consent required for the purchaser or the transferee of such Capital Stock) and (C) any consent or authorization of, filing with or notice to, the relevant insurance commission or other Governmental Authority pursuant to any applicable Requirement of Law in connection with the creation subsequent to the Closing Date in accordance with
Section 5.4 of a security interest in the Capital Stock of any Material Subsidiary which is an Insurance Subsidiary. Each Loan Document has been duly executed and delivered on behalf of each Loan Party which is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party which is a party thereto, enforceable against each Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         (b) Under the laws of Bermuda in force at the date hereof, none of the Borrowers nor any Subsidiary Guarantor will be required to make any deduction or withholding from any payment it may make hereunder or under the Notes.

         (c) Under the laws of Bermuda, the claims of the Collateral Agent and the Lenders against each Borrower and each Subsidiary Guarantor under this Agreement and the Notes will rank at least pari passu with the claims of all its other unsecured creditors, except creditors whose claims are preferred solely by any bankruptcy, insolvency or other similar law of general application governing the enforcement of creditors' rights.

         (d) In any proceedings taken in Bermuda in relation to this Agreement, the choice of New York law as the governing law of this Agreement, and any judgment obtained in the United States, will be recognized and enforced.

         (e) Under the laws of Bermuda it is not necessary that this Agreement, the Notes or any other Loan Document be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation with this Agreement, the Notes or such other Loan Document.

         3.5 No Legal Bar. Subject to obtaining any consents which may be required pursuant to Part II of Schedule 3.4 (unless an Applicable Amendment shall have become effective), the execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law (assuming compliance with any Requirement of Law relating to the consent of any Governmental Authority required in the event of the exercise by the Collateral Agent or any assignee of the Collateral Agent of any right to control any Insurance Subsidiary or to sell or transfer any Capital Stock of any Insurance Subsidiary in accordance with the terms and conditions of any Security Document (including, in such case, any consent required for the purchaser or the transferee of such Capital Stock)) or any Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents and except, in the case of Contractual Obligations, to the extent that the failure of any of the statements in this
Section 3.5 to be accurate could not reasonably be expected to have a Material Adverse Effect).

         3.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending, or, to the knowledge of any Borrower, threatened, by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

         3.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         3.8 Ownership of Property; Liens. Each Group Member has good title to, or a valid leasehold interest in all its real and personal property material to its business except for minor defects in title that could not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien not permitted by Section 6.6.

         3.9 Taxes. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of any Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

         3.10 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

         3.11 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. None of the Borrowers nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and none of the Borrowers nor any Commonly Controlled Entity would become subject to any material liability under ERISA if such Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

         3.12 Investment Company Act. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         3.13 Subsidiaries. Schedule 3.13 sets forth, as of the date of this Agreement, the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party, and such Schedule indicates each Subsidiary Guarantor as of such date.

         3.14 Use of Proceeds. The proceeds of the Loans shall be used (i) to provide funding for the Insurance Subsidiaries of the Company; (ii) to finance the working capital needs of the Company and its Subsidiaries and (iii) for general corporate purposes of the Company and its Subsidiaries.

         3.15 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (a) none of the Group Members has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law;

                  (b) none of the Group Members has become subject to liability under any Environmental Law;

                  (c) none of the Group Members has received notice of any claim with respect to any liability under any Environmental Law;

                  (d) the facilities and properties owned, leased or operated by any Group Member (the "Properties") do not contain any Hazardous Materials in amounts or concentrations or under circumstances that could reasonably be expected to give rise to liability under, any Environmental Law; and

                  (e) Hazardous Materials have not been transported or disposed of by any Group Member in a manner or to a location that could reasonably be expected to give rise to liability under any Environmental Law.

         3.16 Accuracy of Information, etc. To the best of the Company's knowledge, the Confidential Information Memorandum, taken as a whole, is correct in all material respects as of the date thereof and does not, as of the date thereof, contain any untrue statement of a material fact or omit any material fact necessary to make the statements therein (taken as a whole) not misleading as of such date in light of the circumstances under which they made; provided, however, that this representation does not extend to (i) financial projections and other forward looking statements contained in the Confidential Information Memorandum (the "Projections") and (ii) information in the Confidential Information Memorandum which is referenced to a specific source or derived from public or other sources. The Projections contained in the Confidential Information Memorandum have been prepared in good faith based upon assumptions reasonably believed by the Company to be reasonable, it being understood, and the Administrative Agent and each Lender understands that the Projections are subject to significant uncertainties and contingencies many of which are beyond the control of the Company and there can be no assurances that such Projections will be realized.

         No written statement or information delivered by any Loan Party to the Administrative Agent, the Collateral Agent or the Lenders contained in this Agreement or any other Loan Document, taken as a whole, contains any untrue statement of a material fact or omits any material fact necessary to make the statements therein (taken as a whole) not misleading as of the date of such statement or information in light of the circumstances under which they were provided.

         3.17 Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof subject to (i) the consent of any applicable Governmental Authority required by any applicable Requirement of Law in the event of the exercise by the Collateral Agent of any right (A) to control or to allow any assignee of the Collateral Agent to control any Insurance Subsidiary or (B) to sell or transfer any Capital Stock (including, in such case, any consent required for the purchaser or the transferee of such Capital Stock). In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Collateral Agent and Uniform Commercial Code financing statements are filed in the applicable filing offices, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties organized under the laws of the United States in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person. A priority interest in the Collateral of any Material Subsidiary organized under the laws of Bermuda will be created in Bermuda upon the registration of a charge with the Registrar of Companies. The UK Charge Over Shares is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the UK Charge Over Shares, the UK Charge Over Shares shall constitute a fully perfected Lien on, and security interest in, such Pledged Stock of the Material Subsidiary organized under the laws of the United Kingdom when stock certificates representing such Pledged Stock are delivered to the Collateral Agent and upon any applicable registration of the share charges at the Companies House.

                         Section 4. CONDITIONS PRECEDENT

         4.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loans requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Loans, of the following conditions precedent:

                  (a) Credit Agreement; Guarantee and Collateral Agreement; UK Charge Over Shares; Acknowledgement and Consent. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, each Borrower and each Person listed on
         Schedule 1.1, (ii) the Guarantee and Collateral Agreement, executed and delivered by each Borrower and each Subsidiary Guarantor, (iii) an Acknowledgement and Consent of each Material Subsidiary substantially in the form attached to the Guarantee and Collateral Agreement as Annex 1 and (iv) the UK Charge Over Shares, executed and delivered by the Collateral Agent and the Company.

                  (b) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Company to the Administrative Agent on or before the Closing Date.

                  (c) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of the Company, dated the Closing Date, substantially in the form of Exhibit C-1 and a certificate of each other Group Member, dated the Closing Date, substantially in the form of Exhibit C-2, in each case, with appropriate insertions and attachments, including the Memorandum of Association, Articles of Incorporation or other organizational documents for each Loan Party certified by the appropriate Governmental Authority of Bermuda, in the case of the Company, and by the appropriate Governmental Authority of the relevant jurisdiction of organization, in the case of each other Loan Party, and By-laws for each Loan Party and (ii) a certificate of compliance/good standing for each Loan Party from its jurisdiction of organization.

                  (d) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                  (i) the legal opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York counsel to the Company and its Subsidiaries, substantially in the form of Exhibit E-1;

                  (ii) the legal opinion of Appleby, Spurling & Kempe counsel to the Company, substantially in the form of Exhibit E-2; and

                  (iii) the legal opinion of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent, the Collateral Agent and the Lenders, substantially in the form of Exhibit E-3.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (e) Pledged Stock; Stock Powers. The Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) the certificates representing the shares of Capital Stock pledged pursuant to the UK Charge Over Shares, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (iii) satisfactory evidence that all registrations and other actions necessary under the laws of the jurisdiction of organization of the issuer of any such pledged Capital Stock to perfect the Lien thereon created by the applicable Security Document shall have been completed, including, in the case of any Material Subsidiary organized under the laws of Bermuda, registration of a charge with the Registrar of Companies.

                  (f) Uniform Commercial Code Financing Statements. All documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording.

         4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date (except where such representation and warranty speaks of a specific date in which case such representation and warranty shall be true and correct as of such date).

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by any Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date of such borrowing that the conditions contained in this Section 4.2 have been satisfied.

         4.3 Conditions to Certain Loans(a) . (a) The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) when a Consent Event described in clause (i) of the definition of such term shall have occurred and be continuing or would result therefrom shall be subject to the receipt by the Administrative Agent of either (x) the consent with respect to the Company described in Part II of
Schedule 3.4 or (y) an Applicable Amendment having become effective; a copy of such consent or Applicable Amendment, as the case may be, certified to be complete and correct by a duly authorized officer of the Company; and the Administrative Agent shall be satisfied with the form and substance thereof, and
(b) the agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) when a Consent Event described in clause (ii) of the definition of such term shall have occurred and be continuing or would result therefrom shall be subject to the receipt by the Administrative Agent of either (x) the consent with respect to Aspen UK Insurance Services Limited described in Part II of Schedule 3.4 or (y) an Applicable Amendment with respect thereto having become effective; a copy of such consent or Applicable Amendment, as the case may be, certified to be complete and correct by a duly authorized officer of Aspen UK Insurance Services Limited; and the Administrative Agent shall be satisfied with the form and substance thereof.

         4.4 Conditions for Additional Subsidiary Borrowers. Any Material Subsidiary set forth in a written notification thereof delivered by the Company to the Administrative Agent shall become a Subsidiary Borrower on the date that the following conditions precedent shall have been satisfied:

                  (a) Counterparts. The Administrative Agent shall have received a Subsidiary Borrower Agreement duly executed by such Subsidiary Borrower substantially in the form of Exhibit J.

                  (b) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of such Subsidiary Borrower substantially in the form of Exhibit C, with appropriate insertions and attachments, including the Memorandum of Association, Articles of Incorporation or other organizational documents for such Subsidiary Borrower certified by the appropriate Governmental Authority of such Subsidiary Borrower's relevant jurisdiction of organization and the By-laws for such Subsidiary Borrower and (ii) a certificate of compliance/good standing for such Subsidiary Borrower from its jurisdiction of organization.

                  (c) Legal Opinions. The Administrative Agent shall have received an executed legal opinion of counsel to each Subsidiary Borrower. Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                        Section 5. AFFIRMATIVE COVENANTS

         The Company hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Company shall and shall cause each of its Subsidiaries to:

         5.1 Financial Statements. Furnish to the Administrative Agent and each
Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of comprehensive income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year certified by KPMG Audit Plc or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of comprehensive income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP.

         5.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of clause (f), to the relevant Lender):

                  (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of any financial statements pursuant to Section 5.1, a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and a Compliance Certificate containing all information and calculations necessary for determining compliance (i) by the Company with the provisions of Section 6.1 of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Company, as the case may be and (ii) by each Insurance Subsidiary with the provisions of Section 6.1(c) of this Agreement referred to therein as of the last day of the fiscal quarter of fiscal year of the Company, as the case may be;

                  (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Company, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Company and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto);

                  (d) within 45 days after the end of each fiscal quarter of the Company, a narrative discussion and analysis of the financial condition and results of operations of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the projections covering such periods and to the comparable periods of the previous year (it being understood that the delivery of the management's discussion and analysis of the Form 10-Q containing the financial statements delivered financial statements delivered pursuant to Section 5.1 shall satisfy the requirement of this
         Section 5.2(d));

                  (e) within five days after the same are sent, copies of all financial statements and reports that the Company sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Company may make to, or file with, the SEC; and

                  (f) promptly, such additional financial and other information regarding the business, operations and financial conditions of the Company or any of its Subsidiaries as any Lender may from time to time reasonably request.

         5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member or where the failure to pay could not reasonably be expected to have a Material Adverse Effect.

         5.4 Material Subsidiaries. If at any time prior to the Termination Date, any Subsidiary of the Company becomes a Material Subsidiary (including any Subsidiary that was formerly a Material Subsidiary the Capital Stock of which was previously released pursuant to Section 9.14(c)), then (a) subject to the receipt of any required consents or approvals described in clause (b)(ii) of this Section 5.4, the Company shall or shall cause the holder of the Capital Stock of such Material Subsidiary to (i) cause the Capital Stock of such Material Subsidiary to be pledged pursuant to the Guarantee and Collateral Agreement or, in the case of a Material Subsidiary organized under the laws of the United Kingdom, to enter into a UK Charge Over Shares substantially in the form of Exhibit K and
(ii) deliver to the Collateral Agent the certificates representing the shares of such Capital Stock, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the Subsidiary thereof and (b) in the case of any Material Subsidiary which is an Insurance Subsidiary, to the extent required under applicable Requirements of Law, (i) prepare and submit any filings or notices required by any relevant insurance commission or other Governmental Authority and (ii) use its best efforts to obtain any consent or approval required of such relevant insurance commission or other Governmental Authority, in each case as necessary in connection with the creation of a security interest in the Capital Stock of such Material Subsidiary that is an Insurance Subsidiary.

         5.5 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, including, without limitation, all required insurance licenses of each Material Subsidiary, except, in each case, as otherwise permitted by Section 6.3 and except, in the case of clause
(ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.6 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business.

         5.7 Inspection of Property; Books and Records; Discussions. (a) Keep such books of records and account as are necessary to permit the Company and its Subsidiaries to prepare financial statements that are in conformity with GAAP and that are in compliance with all Requirements of Law relating to the maintenance of financial records (except, in the case of such Requirements of Law, to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect) and (b) permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants.

         5.8 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

         5.9 Environmental Laws. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, comply with all applicable Environmental Laws.

         5.10 Subsidiary Guarantees. If at any time prior to the Termination Date, the Company acquires or forms a Subsidiary (other than an Insurance Subsidiary), promptly (a) cause such Subsidiary to become a party to the Guarantee and Collateral Agreement as an additional Subsidiary Guarantor by delivering to the Collateral Agent a Joinder duly executed by such Subsidiary substantially in the form of Annex 3 to the Guarantee and Collateral Agreement; and (b) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

         5.11 Shareholder Resolution. Cause to be delivered to the Administrative Agent, on or prior to the earlier of (a) October 15, 2003 and (b) the date upon which the conditions precedent set forth in Section 4.3 are satisfied, a copy of a special resolution duly adopted by the shareholders of the UK Insurance Subsidiary, which resolution shall (i) be certified as being true and correct by a director and/or secretary of such company, (ii) be in form and substance satisfactory to the Administrative Agent and (iii) amend Article 6 of the articles of association of the UK Insurance Subsidiary such that its directors may not refuse to register a transfer of shares in certain circumstances.

                          Section 6. NEGATIVE COVENANTS

         The Company hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         6.1 Financial Condition Covenants.

                  (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Company (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter to exceed 30%.

                  (b) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $700,000,000, (ii) 100% of the first $200,000,000 of Net Cash Proceeds of the issuance by the Company of shares of its Capital Stock consummated after the Closing Date and (iii) 50% of the Net Cash Proceeds of all other issuances by the Company of shares of its Capital Stock consummated after the Closing Date.

                  (c) Solvency Ratio. (i) Permit the Solvency Ratio of (i) the Company or (ii) any Insurance Subsidiary which is a Material Subsidiary on the last day of any period of four consecutive fiscal quarters (or, if less, the number of full fiscal quarters subsequent to the Closing
         Date) to be more than 135%.

         6.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness of the Company to any Subsidiary and of any Subsidiary Guarantor to the Company or any other Subsidiary;

                  (c) Guarantee Obligations incurred in the ordinary course of business by the Company or any of its Subsidiaries of obligations of any Subsidiary Guarantor;

                  (d) Indebtedness outstanding on the date hereof and listed on
         Schedule 6.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

                  (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

                  (f) Indebtedness for letters of credit which have been issued to reinsurance cedents or insurance clients in the ordinary course of business;

                  (g) Indebtedness of the Borrowers under the Other Credit Agreement, provided, that the aggregate Pound Sterling equivalent of the Loans and the Other Loans outstanding at any time shall not exceed that amount which would result in the occurrence of a Consent Event unless the applicable conditions in Section 4.3 shall have been satisfied; and

                  (h) additional Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount (for the Company and its Subsidiaries) not to exceed $10,000,000 at any one time outstanding.

         6.3 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) transactions in the ordinary course of business involving current assets or other assets classified in the Company's balance sheet as available for sale or trading (as defined in FAS 115), including the disposition in the ordinary course of business of any assets in its investment portfolio;

                  (b) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (c) the sale of inventory in the ordinary course of business;

                  (d) Dispositions permitted by clause (x) of Section 7(f)(iv);

                  (e) the sale or issuance of any Subsidiary's Capital Stock to the Company or any Subsidiary Guarantor; and

                  (f) the Disposition of other property having a fair market value not to exceed $10,000,000 in the aggregate for any fiscal year of the Company.

         6.4 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, "Restricted Payments"), except that (a) any Subsidiary may make Restricted Payments to the Company or any other Subsidiary Guarantor and (b) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company may during any fiscal year pay cash dividends in an aggregate amount not to exceed 50% of its Consolidated Net Income for such fiscal year.

         6.5 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) Guarantee Obligations permitted by Section 6.2;

                  (d) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $250,000 at any one time outstanding;

                  (e) intercompany Investments by any Group Member in any Borrower or any Person that, prior to such investment, is a Subsidiary Guarantor or an Insurance Subsidiary;

                  (f) (i) Investments by Insurance Subsidiaries in the ordinary course of business and (ii) Investments by the Company and its Subsidiaries that are not Insurance Subsidiaries in Investments that, if made by an Insurance Subsidiary, would be permitted by clause (i) immediately preceding; and

                  (g) in addition to Investments otherwise expressly permitted by this Section, Investments by the Company or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $25,000,000 during the term of this Agreement.

Anything in this Section 6.5 to the contrary notwithstanding, neither the Company nor any Subsidiary will make any Investments in (a) any Insurance Subsidiary that is a Material Subsidiary or (b) any Insurance Subsidiary or any other Person, that, after giving effect to such Investment, would be a Material Subsidiary that is an Insurance Subsidiary, unless, in either case, the Collateral Agent, for the benefit of the Lenders, has (or contemporaneously with such Investment, will have) a perfected Lien on all of the Capital Stock of such Material Subsidiary in accordance with the applicable Security Document.

         6.6 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

                  (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) Liens on assets of any Insurance Subsidiary pledged as collateral for Indebtedness of such Insurance Subsidiary incurred under
         Section 6.2(f);

                  (f) Liens on assets of any Insurance Subsidiary held in a trust or other segregated account created to secure obligations of such Insurance Subsidiary under insurance and reinsurance policies;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (h) Liens securing Indebtedness of the Company or any other Subsidiary incurred pursuant to Section 6.2(e) to finance the acquisition, construction or improvement of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition, construction or improvement of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

                  (i) Liens created pursuant to the Security Documents;

                  (j) any interest or title of a lessor under any lease entered into by the Company or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

                  (k) Liens on cash and securities of any Group Member incurred as part of the management of its investment portfolio in accordance with customary portfolio management practice and not in violation of its investment policy as in effect on the date of this Agreement;

                  (l) Liens existing on the date hereof and listed on Schedule 6.6;

                  (m) Liens arising in the ordinary course of business on operating accounts maintained by any Group Member in the ordinary course of business securing obligations (other than Indebtedness) arising in the ordinary course of business in favor of the banks in which such operating accounts are maintained;

                  (n) attachments, judgments and similar Liens for sums not exceeding $5,000,000 in the aggregate (excluding any portion thereof covered by insurance as to which the relevant insurance company has acknowledged coverage);

                  (o) attachments, judgments and similar Liens for sums of $5,000,000 or more (excluding any portion thereof which is covered by insurance as to which the relevant insurance company has acknowledged coverage), provided that the execution or other enforcement of such Liens is stayed and fully bonded pending appeal;

                  (p) any Lien existing on property acquired in connection with an Investment made in connection with Section 6.5, provided that such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

                  (q) restrictions and similar encumbrances created pursuant to Requirements of Law upon the sale or transferability of the Capital Stock of any Insurance Subsidiary and the exercise of any right to control any such Insurance Subsidiary; and

                  (r) any extension, renewal or replacement of any Lien permitted by the preceding subparagraphs of this Section 6.6, provided that no additional property (other than a substitution of like property) shall be encumbered thereby and no additional Indebtedness shall be secured thereby unless such additional Indebtedness on such property would have been permitted in connection with the original creation, incurrence or assumption of such Lien.

         6.7 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Company or any other Subsidiary of the Company, (b) make loans or advances to, or other Investments in, the Company or any other Subsidiary of the Company or (c) transfer any of its assets to the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

         6.8 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement or that are related thereto.

                          Section 7. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

                  (a) any Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or any Borrower shall fail to pay any interest on any Loan or any other amount payable hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section
         5.5 (with respect to the Borrowers only), Section 5.8(a), Section 5.11 or Section 6 of this Agreement or Sections 5.3 and 5.5(b) of the Guarantee and Collateral Agreement; or

                  (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Company from the Administrative Agent or the Required Lenders; or

                  (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

                  (f) any Group Member shall enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except for (i) the merger or consolidation of any Subsidiary of the Company with or into the Company (provided that the Company shall be the continuing or surviving corporation); (ii) the merger or consolidation by any Subsidiary Guarantor with or into any Subsidiary Guarantor; (iii) the merger or consolidation by any Subsidiary of the Company which is not a Subsidiary Guarantor with or into any other Subsidiary of the Company which is not a Subsidiary Guarantor or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor is the surviving corporation); and (iv) the Disposition by any Subsidiary of the Company of any or all of its assets (x) to the Company or any Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (y) pursuant to a Disposition permitted by Section 6.3.

                  (g) (i) the Company or any Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) the Company or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert; or

                  (k) a Change of Control shall occur; or

                  (l) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to any Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable and (iii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall direct the Collateral Agent to exercise in respect of the Collateral, the rights and remedies under the Security Documents, subject to the provisions of Section 8.5(b) below.

                              Section 8. THE AGENTS

         8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents and the Collateral Agent as the agent of such Lender, the Administrative Agent, the Other Administrative Agent and the Other Lenders under the Security Documents, and each such Lender irrevocably authorizes the Administrative Agent and the Collateral Agent, as the case may be, in such capacities, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents, as applicable, and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms of this Agreement and the other Loan Documents, as applicable (and, in the case of the Collateral Agent, the Other Credit Agreement and the Security Documents), together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein (and, in the case of the Collateral Agent, in the Other Credit Agreement), or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent.

         The Administrative Agent and each Lender understand and agree that all Liens created by the Security Documents on the Collateral have been created in favor of the Collateral Agent, for the benefit of the Administrative Agent, the Other Administrative Agent, the Lenders and the Other Lenders, that all rights to take remedial action with respect to the Collateral under the Security Documents have been granted to the Collateral Agent and that neither the Administrative Agent, the Other Administrative Agent, any Lender nor any Other Lender has the right to take any such remedial action with respect to the Collateral other than through the Collateral Agent.

         8.2 Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         8.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

         8.4 Reliance. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         (b) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under any Security Document unless it shall first receive the direction of the Administrative Agent under Section 7 of this Agreement and the Other Administrative Agent under Section 7 of the Other Credit Agreement, as applicable, or such advice or concurrence of (x) the Required Lenders (or, if so specified by this Agreement, all Lenders) and (y) the Required Lenders (as defined in the Other Credit Agreement) (or, if so specified by the Other Credit Agreement, all Other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders and the Other Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Security Documents at the direction of the Administrative Agent under Section 7 of this Agreement and the Other Administrative Agent under Section 7 of the Other Credit Agreement, as applicable, or in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders) and the Required Lenders (as defined in the Other Credit Agreement) (or, if so specified by the Other Credit Agreement, all Other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         8.5 Notice of Default. (a) The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless it has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         (b) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless it has received notice from the Administrative Agent, a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Collateral Agent shall take action with respect to such Default or Event of Default as shall be reasonably directed by the Administrative Agent under Section 7 of this Agreement and the Other Administrative Agent under Section 7 of the Other Credit Agreement, as applicable, or by (x) the Required Lenders (or, if so specified by this Agreement, all Lenders) and (y) the Required Lenders (as defined in the Other Credit Agreement) (or, if so specified by the Other Credit Agreement, all Other Lenders); provided that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders and the Other Lenders.

         8.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or the Collateral Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

         8.7 Indemnification. (a) The Lenders agree to indemnify each Agent (other than the Collateral Agent) in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of each Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

         (b) The Lenders agree to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of each Borrower to do so), ratably according to the respective percentages which (i) the Aggregate Exposure of each Lender constitutes of (ii) the sum of (x) the Aggregate Exposure of all Lenders and (y) the Other Aggregate Exposure of all Other Lenders in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments and/or Other Commitments shall have terminated and the Loans and/or Other Loans shall have been paid in full, ratably in accordance with such percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Collateral Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

         8.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

         8.9 Successor Administrative Agent and Collateral Agent. (a) The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Company. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(g) with respect to any Borrower shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders under this Agreement appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         (b) The Collateral Agent may resign as Collateral Agent upon
30 days' notice to the Lenders, the Other Lenders and the Company. If the Collateral Agent shall resign as Collateral Agent under this Agreement, then (x) the Required Lenders under this Agreement and (y) the Required Lenders (as defined therein) under the Other Credit Agreement shall appoint from among the Lenders a successor collateral agent, which successor collateral agent shall (unless an Event of Default under Section 7(a) or Section 7(g) with respect to any Borrower shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld or delayed), whereupon such successor collateral agent shall succeed to the rights, powers and duties of the Collateral Agent and the term "Collateral Agent" shall mean such successor collateral agent effective upon such appointment and approval, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any holders of the Loans. If no successor collateral agent has accepted appointment as Collateral Agent by the date that is 30 days following a retiring Collateral Agent's notice of resignation, the retiring Collateral Agent's resignation shall nevertheless thereupon become effective, and the retiring Collateral Agent (after consultation with the Company) may appoint a financial institution rated at least `A' by S&P or `A' by Moody's, as a successor collateral agent. After any retiring Collateral Agent's resignation as Collateral Agent the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement and the other Loan Documents.

         8.10 Documentation Agent. The Documentation Agent shall not have any duties or responsibilities hereunder in its capacity as such.


                            Section 9. MISCELLANEOUS

         9.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and each Loan Party which is a party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent or, as the case may be, the Collateral Agent, and each Loan Party which is a party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or the Agents or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby;
(ii) eliminate or reduce the voting rights of any Lender under this Section 9.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement or the UK Charge Over Shares, as the case may be, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 9.7 without the written consent of all Lenders; and (v) amend, modify or waive any provision of
Section 8 without the written consent of the Administrative Agent and the Collateral Agent and provided, further, that no such waiver and no such amendment, supplement or modification with respect to the Guarantee and Collateral Agreement or the UK Charge Over Shares shall be effective unless approved in writing by the Required Lenders and the Required Lenders (as defined in the Other Agreement). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent, the Collateral Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders, the Administrative Agent and the Collateral Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrowers, the Administrative Agent and the Collateral Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

     The Company or any Borrower:   Aspen Insurance Holdings Limited
                                    Victoria Hall
                                    11 Victoria Street
                                    Hamilton HM 11 Bermuda

                                    Attention: Julian Cusack
                                    Telecopy:  441-297-9715
                                    Telephone: 441-295-8201

     Administrative Agent and       Barclays Bank PLC
     Collateral Agent:              5 The North Colonnade
                                    Canary Wharf
                                    London
                                    United Kingdom E144BB

                                    Attention: Craig Evans, Global
                                      Loans Agency Division
                                    Telecopy:  +44 20 7773 4893
                                    Telephone: +44 20 7773 2262
provided that any notice, request or demand to or upon the Company, the Administrative Agent, the Collateral Agent or the Lenders shall not be effective until received.

         Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

         9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

         9.5 Payment of Expenses and Taxes. The Borrowers agree (a) to pay or reimburse the Administrative Agent and the Collateral Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and the Collateral Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Company prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent and the Collateral Agent shall deem appropriate, (b) to pay or reimburse each Lender, the Administrative Agent and the Collateral Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent and the Collateral Agent, (c) to pay, indemnify, and hold each Lender, the Administrative Agent and the Collateral Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent and the Collateral Agent and their respective officers, directors, employees, affiliates and agents (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties (provided that such liability was incurred during such time as a Group Member controlled such Properties) and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause
(d), collectively, the "Indemnified Liabilities"), provided, that the Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities have resulted from the gross negligence or willful misconduct of such Indemnitee. The payments by each Borrower pursuant to this Section 9.5 shall be in accordance with such Borrower's Proportionate Share. Without limiting the foregoing, and to the extent permitted by applicable law, the Company agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution from any Indemnitee or any other rights of recovery from any Indemnitee with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 9.5 shall be payable not later than 10 Business Days after written demand therefor and shall be accompanied by a statement setting forth in reasonable detail the source of such Indemnified Liability and the amount claimed thereunder. Statements payable by the Company pursuant to this Section
9.5 shall be submitted to Julian Cusack (Telephone No. 441-297-9715) (Telecopy No. 441-295-8201), at the address of the Company set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Company in a written notice to the Administrative Agent. The agreements in this Section 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

         9.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

         (b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (none of which may be a Borrower) (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

                  (A) the Company, provided that no consent of the Company shall be required for an assignment (1) to a Lender, an affiliate of a Lender or an Approved Fund (as defined below) or, (2) if an Event of Default has occurred and is continuing; and

                  (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment.

                  (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

                  (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

                  (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

                  For the purposes of this Section 9.6, the term "Approved Fund" has the following meaning:

                  "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         (iii) Subject to acceptance and recording thereof pursuant to paragraph
(b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

         (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (c)(i) Any Lender may, without the consent of any Borrower or the Administrative

Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of
Section 9.1 and (2) directly affects such Participant. Subject to paragraph
(c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13, 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender, provided such Participant shall be subject to Section 9.7 as though it were a Lender.

         (ii) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.13 unless such Participant complies with
Section 2.13(d).

         (d) Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or grant to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto and, provided, further, that nothing in this paragraph (d) shall be deemed to limit in any way the application of Section 9.6(b) to any assignment of the rights or obligations of such Lender under this Agreement resulting from a foreclosure of any such pledge or security interest.

         (e) Each Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

         9.7 Adjustments. Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a "Benefitted Lender") shall receive any payment of all or part of the Obligations owing to it (whether directly from the Borrower, indirectly from any Guarantor pursuant to the Guarantee and Collateral Agreement or from the proceeds of the exercise of any remedies with respect to the Collateral pursuant to the Guarantee and Collateral Agreement or the UK Charge Over Shares or otherwise), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off (whether against any Borrower or any Guarantor), pursuant to events or proceedings of the nature referred to in Section 7(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         9.8 Set-off. Upon the occurrence and continuation of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of a Borrower, as the case may be. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         9.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

         9.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.11 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrowers, the Administrative Agent, the Collateral Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Collateral Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         9.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         9.13 Submission To Jurisdiction; Waivers. Each Borrower, the Administrative Agent, the Collateral Agent and each Lender hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                   (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrowers, as the case may be at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                   (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                   (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         9.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Collateral Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.1) to take any action requested by the Company having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.1 or (ii) under the circumstances described in paragraph (b) below.

         (b) At such time as the Loans and the other obligations under the Loan Documents shall have been paid in full in cash and the Commitments have been terminated, the Collateral shall cease to secure the Obligations, and, if at such time the Other Loans and the other obligations under the Loan Documents (as defined in the Other Credit Agreement) shall have been paid in full in cash and the Other Commitments have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Collateral Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

         (c) At any such time as a Material Subsidiary ceases to meet the requirements set forth in the definition of Material Subsidiary for two consecutive fiscal quarters of the Company, the Company may, by giving written notice to the Collateral Agent, request a release from the Lien created by the Security Documents of any Pledged Stock issued by such Material Subsidiary, and the Collateral Agent shall (provided that no Event of Default shall have occurred and be continuing) execute all documents reasonably requested by the Company to effect such release and return any certificates representing such Pledged Stock to the Company, without recourse, representation or warranty, provided that no such releases shall be effected less than (a) 30 days following the receipt by the Lenders pursuant to Section 5.1 of the financial statements for the second of such fiscal quarters or (b) 60 days following the receipt by the Collateral Agent of the written notice requesting such release described above.

         9.15 Confidentiality. Each of the Administrative Agent, the Collateral Agent and each Lender agrees to keep confidential all non-public information provided to it by any Group Member, the Administrative Agent, the Collateral Agent or any Lender pursuant to or in connection with this Agreement (the "Information"); provided that nothing herein shall prevent the Administrative Agent, the Collateral Agent or any Lender from disclosing any such Information
(a) to the Administrative Agent, the Collateral Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, provided that such parties agree to comply with the provisions of this Section, (d) upon the request or demand of any Governmental Authority, provided that the Administrative Agent, the Collateral Agent or any Lender, as the case may be, requests confidential treatment of such Information to the extent permitted by law, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, provided that the Administrative Agent, the Collateral Agent or any Lender, as the case may be, requests confidential treatment of such Information to the extent permitted by law, (f) if requested or required to do so in connection with any litigation or similar proceeding, provided that (1) the Administrative Agent, the Collateral Agent or any Lender, as the case may be, provides the Company with notice of such event promptly upon obtaining knowledge thereof (provided that the Administrative Agent, the Collateral Agent or any Lender, as the case may be, is not legally prohibited by law from giving such notice) so that the Company may seek a protective order or other appropriate remedy and (2) in the event that such protective order or other remedy is not obtained, the Administrative Agent, the Collateral Agent or any Lender, as the case may be, shall furnish only that portion of the Information that is legally required and shall disclose the Information in a manner reasonably designed to preserve its confidential nature, (g) that has been publicly disclosed other than as a result of (1) disclosure by the Administrative Agent, the Collateral Agent or any Lender in violation of this Agreement or (2) becoming available from a third party which to the knowledge of the Administrative Agent, the Collateral Agent or any Lender, as the case may be, is prohibited from disclosing such information pursuant to a contractual, legal or fiduciary obligation to the Company or a third party, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such Information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

         9.16 WAIVERS OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                 ASPEN INSURANCE HOLDINGS LIMITED, as a Borrower


                                 By: /s/ JULIAN CUSACK
                                     ------------------------------------------
                                     Name:  JULIAN CUSACK
                                     Title: CHIEF FINANCIAL OFFICER


                                 BARCLAYS BANK PLC, as Administrative Agent,
                                 Collateral Agent and as a Lender



                                 By: /s/ DOUGLAS BERNEGGER
                                     ------------------------------------------
                                     Name:  DOUGLAS BERNEGGER
                                     Title: DIRECTOR

                                   CREDIT LYONNAIS NEW YORK BRANCH,
                                   as a Lender



                                   By: /s/ PETER RASMUSSEN
                                       ----------------------------------------
                                       Name:  PETER RASMUSSEN
                                       Title: FIRST VICE PRESIDENT

                                   CREDIT SUISSE FIRST BOSTON, ACTING
                                   THROUGH ITS CAYMAN ISLANDS BRANCH,
                                   as a Lender


                                   By: /s/ JAY CHALL
                                       -----------------------------------------
                                       Name:  JAY CHALL
                                       Title: DIRECTOR


                                   By: /s/ CHRISTOPHER LALLY
                                       -----------------------------------------
                                       Name:  CHRISTOPHER LALLY
                                       Title: VICE PRESIDENT

                                   ABN AMRO BANK N.V.,
                                   as a Lender


                                   By: /s/ C.A. HEMMENT
                                       ----------------------------------------
                                       Name:  C.A. HEMMENT
                                       Title: MANAGER


                                   By: /s/ P.M. MATTHEWS
                                       ----------------------------------------
                                       Name:  P.M. MATTHEWS
                                       Title: DIRECTOR

                                   DEUTSCHE BANK AG, NEW YORK BRANCH
                                   as a Lender



                                   By: /s/ RUTH LEUNG
                                       ----------------------------------------
                                       Name:  RUTH LEUNG
                                       Title: DIRECTOR


                                   By: /s/ BERNIE CHAVEZ
                                       ----------------------------------------
                                       Name:  BERNIE CHAVEZ
                                       Title: VICE PRESIDENT

                                   LLOYDS TSB BANK PLC,
                                   as a Lender



                                   By: /s/ MICHAEL J. GILLIGAN
                                       ----------------------------------------
                                       Name:  MICHAEL J. GILLIGAN
                                       Title: DIRECTOR FINANCIAL INSTITUTIONS,
                                              USA


                                   By: /s/ CANDACE BEATO
                                       ----------------------------------------
                                       Name:  CANDACE BEATO
                                       Title: ASSISTANT VICE PRESIDENT

                                   THE BANK OF BERMUDA,
                                   as a Lender



                                   By: /s/ RENEE BRUNSON
                                       ----------------------------------------
                                       Name:  RENEE BRUNSON
                                       Title: SENIOR RELATIONSHIP MANAGER,
                                              CORPORATE BANKING

                                 THE BANK OF N.T. BUTTERFIELD & SON LTD., as a Lender


                                 By: /s/ ALAN DAY
                                     -------------------------------------------
                                     Name:  ALAN DAY
                                     Title: VICE PRESIDENT

                                   FLEET NATIONAL BANK,
                                   as a Lender



                                   By: /s/ AMY PEDEN
                                       ----------------------------------------
                                       Name:  AMY PEDEN
                                       Title: VICE PRESIDENT

                                   UBS AG, CAYMAN ISLANDS BRANCH
                                   as a Lender



                                   By: /s/ PATRICIA O'KICKI
                                       ----------------------------------------
                                       Name:  PATRICIA O'KICKI
                                       Title: DIRECTOR


                                   By: /s/ LUKE GOLDSWORTHY
                                       ----------------------------------------
                                       Name:  LUKE GOLDSWORTHY
                                       Title: ASSOCIATE DIRECTOR

                                                                         ANNEX A


                                  PRICING GRID

-------------------------------------- ------------------------- --------------------------- ------------------------
CONSOLIDATED LEVERAGE RATIO               FACILITY FEE RATE       APPLICABLE MARGIN (bps)     UTILIZATION FEE RATE
                                                (bps)                                                 (bps)
-------------------------------------- ------------------------- --------------------------- ------------------------
Less than or equal to 10%                        15.0                       45.0                      10.0

-------------------------------------- ------------------------- --------------------------- ------------------------
Less than or equal to 20% but                    17.5                       62.5                      10.0
greater than 10%

-------------------------------------- ------------------------- --------------------------- ------------------------
Less than or equal to 25% but                    20.0                       80.0                      12.5
greater than 20%

-------------------------------------- ------------------------- --------------------------- ------------------------
Greater than 25%                                 22.5                      102.5                      25.0

-------------------------------------- ------------------------- --------------------------- ------------------------

                  For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") that is three Business Days after the date on which financial statements are delivered to the Administrative Agent and each Lender pursuant to Section 5.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 5.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 6.1.

                                                                                                          SCHEDULE 1.1

                                                   COMMITMENTS

------------------------------------------------------------------------------- --------------------------------------
LENDER                                                                                       COMMITMENT
------------------------------------------------------------------------------- --------------------------------------
Barclays Bank PLC                                                                            $8,750,000
------------------------------------------------------------------------------- --------------------------------------
Credit Lyonnais New York Branch                                                              $7,125,000
------------------------------------------------------------------------------- --------------------------------------
Credit Suisse First Boston, acting through its Cayman Islands Branch                         $6,250,000
------------------------------------------------------------------------------- --------------------------------------
ABN Amro Bank, N.V.                                                                          $5,000,000
------------------------------------------------------------------------------- --------------------------------------
Deutsche Bank AG, New York Branch                                                            $5,000,000
------------------------------------------------------------------------------- --------------------------------------
Lloyds TSB Bank plc                                                                          $5,000,000
------------------------------------------------------------------------------- --------------------------------------
The Bank of Bermuda                                                                          $3,750,000
------------------------------------------------------------------------------- --------------------------------------
The Bank of N.T. Butterfield & Son Ltd.                                                      $3,750,000
------------------------------------------------------------------------------- --------------------------------------
Fleet National Bank                                                                          $3,750,000
------------------------------------------------------------------------------- --------------------------------------
UBS AG, Cayman Islands Branch                                                                $1,625,000
                                                                                             ----------
------------------------------------------------------------------------------- --------------------------------------
                                    TOTAL                                                    $50,000,000
                                                                                             ===========
------------------------------------------------------------------------------- --------------------------------------

                                  SCHEDULE 3.4

                  CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES


PART I

1. Consent of the HM Treasury pursuant to Section 765 of the Income and Corporation Taxes Act 1988, which consent has been obtained.

2. Filing and Registration of the Guarantee and Collateral Agreement with the Registrar of Companies in the United Kingdom, which filing and registration is being performed by the London office of Simpson Thacher and Bartlett LLP, UK counsel to the Collateral Agent, and must be completed within 21 days of the Closing Date.

3. Registration of the Guarantee and Collateral Agreement with the Registrar of Companies in Bermuda, which registration is being performed by Appleby Spurling & Kempe, Bermuda counsel to the Company, and will be completed upon the filing of an executed original copy of the document.

4. Registration of the Share Charge with the Registrar of Companies in Bermuda, which registration is being performed by Appleby Spurling & Kempe, Bermuda counsel to the Company, and will be completed upon the filing of an executed original copy of the document.

PART II

1. Sections 8.1 and 8.1.2 of the Subscription and Shareholders Agreement, dated May 28, 2002, as amended, between Exali Reinsurance Holdings Limited, BCP Excalibur Holdco (Cayman) Limited and Others, Paul Myners, Chris O'Kane and Others and Wellington Underwriting PLC provides as follows:


         "8. MATTERS REQUIRING CONSENT

         8.1 Each of the Managers, the Investors, the Independent Investor and the Wellington Entities agrees that the following acts, unless required by this Agreement, shall not be carried out without the written consent of the holders of at least the Relevant Percentage at the time of the voting power of Ordinary Shares (taking into account the provisions of Bye-Laws 136 and 137 of the Bye-Laws) in issue and they shall each use their respective rights and powers as a director, shareholder or otherwise to procure so far as he, she or it is able that no such act is carried out unless such consent has been given:

         8.1.2 the incurring by the Company of any borrowing or any other indebtedness or liability in the nature of borrowing in excess of (pound)50 million individually or (pound)200 million in the aggregate at any one time outstanding other than in relation to policy claims in the ordinary course of trading;"

2. Sections 31 and 31.1.1 of the Articles of Association of Aspen Insurance UK Services Limited provide as follows:

         "31. The following matters shall not be carried out without the prior written consent of the shareholders of the Company:

         31.1.2 the incurring by the Company of any borrowing or any other indebtedness or liability in the nature of borrowing in excess of (pound)50 million individually or (pound)200 million in the aggregate at any one time outstanding other than in relation to policy claims in the ordinary course of trading."

In addition, Section 31 of the Articles of Association requires that to the extent consent is required under Section 31, the consent of the shareholders of Aspen Insurance Holdings Limited be obtained in accordance with the terms of the Bye-laws of Aspen Insurance Holdings Limited.

                                  SCHEDULE 3.13

                                  SUBSIDIARIES

------------------------------------ --------------------------- ---------------------------- ------------------------
                                          JURISDICTION OF
            SUBSIDIARY                     INCORPORATION             CAPITAL STOCK OWNED       SUBSIDIARY GUARANTOR
------------------------------------ --------------------------- ---------------------------- ------------------------
------------------------------------ --------------------------- ---------------------------- ------------------------

Aspen Insurance Limited                       Bermuda                       None                        No
------------------------------------ --------------------------- ---------------------------- ------------------------
Aspen Insurance UK Limited
                                         England and Wales                  None                        No
------------------------------------ --------------------------- ---------------------------- ------------------------
                                                                 100% of the Capital Stock
Aspen UK Holdings Limited                                        of Aspen U.S. Holdings,
                                         England and Wales       Inc.                                   Yes
------------------------------------ --------------------------- ---------------------------- ------------------------
Aspen Insurance UK Services Limited
                                         England and Wales                  None                        Yes
------------------------------------ --------------------------- ---------------------------- ------------------------
Aspen U.S. Holdings, Inc.                 U.S. - Delaware        100% of the Capital Stock              Yes
                                                                 of Aspen Specialty
                                                                 Insurance Management Inc.
                                                                 and Aspen Insurance U.S.
                                                                 Services Inc.
------------------------------------ --------------------------- ---------------------------- ------------------------
Aspen Specialty Insurance               U.S. - Massachusetts                None                        Yes
Management, Inc.
------------------------------------ --------------------------- ---------------------------- ------------------------
Aspen Insurance U.S. Services Inc.        U.S. - Delaware                   None                        Yes
------------------------------------ --------------------------- ---------------------------- ------------------------

                                 SCHEDULE 6.2(D)

                                  INDEBTEDNESS


1. LETTERS OF CREDIT PURSUANT TO BARCLAYS FACILITY - Pursuant to the terms of a letter of credit facility between Aspen Insurance UK Limited (formerly Wellington Reinsurance Limited) ("AIUK") and Barclays Bank PLC ("Barclays"), Barclays provides (pound)60,000,000 for the issuance of letters of credit. Currently, letters of credit in the aggregate amount of $75,000,000 or (pound)47,500,000 are issued and outstanding pursuant to the facility. The facility will terminate on June 16, 2004 and the letters of credit will expire in December 2003 and January 2005.

2. BARCLAYCARD FACILITY - facility in an amount of up to (pound)275,000 provided by Barclays to AIUK to be used for employee expense reimbursement.

3. BARCLAYS BANKERS AUTOMATED CLEARING SYSTEMS (BACS) FACILITY - short-term overdraft facility in an amount of (pound)700,000 provided by Barclays to AIUK.

4. BARCLAYS SPOT AND FORWARD EXCHANGE TRANSACTIONS (SFET) FACILITY - the SFET facility covers the maximum liability of Aspen Insurance UK Limited to Barclays outstanding at any time under contracts of not more than 12 months duration for the forward purchase or sale of foreign currencies for delivery at a future date and spot purchase or sale of foreign currencies. The outstanding amount of purchases and sales made pursuant to the facility and the settlement risk for any such purchases and sales may not exceed (pound)5,000,000 at any one time.

 5. LETTERS OF CREDIT PURSUANT TO CITIBANK FACILITIES - AIUK is currently party to two separate letter of credit facilities with Citibank, N.A. ("Citibank"), the London Market Letter of Credit Scheme and the Insurance Letters of Credit Master Agreement, each entered into as of November 13, 2002. Currently, letters of credit in an aggregate amount of approximately $12,530,000 have been issued and are outstanding pursuant to the London Market Letter of Credit Scheme.

                                  SCHEDULE 6.6

                                 EXISTING LIENS



1. Charge created in favor of Barclays Bank PLC ("Barclays") pursuant to Memorandum of Deposit and Charge, made as of July 22, 2002, between Aspen Insurance UK Limited (formerly Wellington Reinsurance Limited) ("AIUK") and Barclays to secure all obligations of AIUK due and owing to Barclays. The property charged includes all Barclays Global Investors Fund securities in the possession of Barclays which are now or may from time to time be deposited with Barclays or its trustees or nominee by AIUK or on its behalf (the "Securities"), any securities transferred by AIUK in substitution for or in addition to such Securities and any bonus stock or shares or other new securities of a similar nature which may be issued in respect of any of the Securities and all dividends and interest and all rights, moneys or property accruing or offered at any time by way of redemption, bonus, preference, option or otherwise in respect of the Securities and all rights, claims and privileges for the time being vested in AIUK in respect of any Securities (including, without limitation, any rights or claims in relation to Securities held or deposited in any securities clearing system in any part of the world).

2. Charge created in favor of Citibank, N.A. ("Citibank") pursuant to the Deposit Agreement, dated November 13, 2002 (the "Deposit Agreement"), between AIUK and Citibank to secure all obligations under any agreement to establish a letter of credit or similar instruments or on any other account whatsoever. The charged property includes all monies standing to the credit of the accounts described in the Deposit Agreement.

3. Charge created in favor of Citibank pursuant to the Security Agreement, dated November 13, 2002, between AIUK and Citibank to secure all obligations under any custodial services agreement in place between Citibank and AIUK pursuant to which Citibank arranges for letters of credit or similar instruments or on any other account whatsoever. The charged property includes all securities held by or under the control or direction of Citibank, all securities held by any clearance system on behalf of or for the account of Citibank, all rights, benefits and proceeds attaching to, or arising from, or in respect of, any of the securities, all sums of money standing to the credit of any account opened or maintained by Citibank for AIUK and all sums of money standing to the credit of any account opened or maintained by any clearance system for AIUK under the direction or control of Citibank.

4. Lien created in favor of Citibank pursuant to the Custody Agreement, dated as of November 1, 2002 (the "Custody Agreement"), between AIUK and Citibank as security for all liabilities of AIUK to Citibank under the Custody Agreement. Lien covers all financial assets (other than cash or cash equivalents) held by Citibank pursuant to the terms of the Custody Agreement.

                                                                       EXHIBIT A










================================================================================





                       GUARANTEE AND COLLATERAL AGREEMENT


                                     made by


                        ASPEN INSURANCE HOLDINGS LIMITED


                         and certain of its Subsidiaries


                                   in favor of


                               BARCLAYS BANK PLC,
                               as Collateral Agent


                           Dated as of August 29, 2003





================================================================================

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
Section 1.            DEFINED TERMS                                                               2

         1.1      Definitions.....................................................................2
         1.2      Other Definitional Provisions...................................................3

Section 2.            Guarantee                                                                   3

         2.1      Guarantee.......................................................................3
         2.2      Right of Contribution...........................................................4
         2.3      No Subrogation..................................................................4
         2.4      Amendments, etc. with respect to any Borrower Obligations.......................4
         2.5      Guarantee Absolute and Unconditional............................................5
         2.6      Reinstatement...................................................................5
         2.7      Payments........................................................................6

Section 3.            GRANT OF SECURITY INTEREST                                                  6


Section 4.            REPRESENTATIONS AND WARRANTIES                                              6

         4.1      Title; No Other Liens...........................................................6
         4.2      Perfected First Priority Liens..................................................7
         4.3      Jurisdiction of Organization; Chief Executive Office............................7
         4.4      Pledged Stock...................................................................7

Section 5.            COVENANTS                                                                   7

         5.1      Delivery of Certificated Securities.............................................7
         5.2      Maintenance of Perfected Security Interest; Further Documentation...............7
         5.3      Changes in Locations, Name, etc.................................................8
         5.4      Notices.........................................................................8
         5.5      Pledged Stock...................................................................8

Section 6.            REMEDIAL PROVISIONS                                                         9

         6.1      Pledged Stock...................................................................9
         6.2      Proceeds to be Turned Over To Collateral Agent.................................10
         6.3      Application of Proceeds........................................................10
         6.4      Code and Other Remedies........................................................11
         6.5      Deficiency.....................................................................12
         6.6      Limitation of Rights...........................................................12

Section 7.            THE COLLATERAL AGENT                                                       12

         7.1      Collateral Agent's Appointment as Attorney-in-Fact, etc........................12

                                       i

         7.2      Execution of Financing Statements..............................................14
         7.3      Duty of Collateral Agent.......................................................14
         7.4      Authority of Collateral Agent..................................................14

Section 8.            MISCELLANEOUS                                                              14

         8.1      Amendments in Writing..........................................................14
         8.2      Notices........................................................................14
         8.3      No Waiver by Course of Conduct; Cumulative Remedies............................15
         8.4      Enforcement Expenses; Indemnification..........................................15
         8.5      Successors and Assigns.........................................................15
         8.6      Set-Off........................................................................15
         8.7      Counterparts...................................................................16
         8.8      Severability...................................................................16
         8.9      Section Headings...............................................................16
         8.10     Integration....................................................................16
         8.11     GOVERNING LAW..................................................................16
         8.12     Submission To Jurisdiction; Waivers............................................16
         8.13     Acknowledgements...............................................................17
         8.14     Additional Guarantor and Grantors..............................................17
         8.15     Releases.......................................................................17
         8.16     WAIVER OF JURY TRIAL...........................................................18

SCHEDULES

Schedule 1        Pledged Stock
Schedule 2        Jurisdictions of Organization and Chief Executive Offices
Schedule 3        Perfection Matters

ANNEXES

Annex 1           Form of Acknowledgment and Consent
Annex 2           Form of Assumption Agreement
Annex 3           Form of Joinder Agreement

                       GUARANTEE AND COLLATERAL AGREEMENT

                  GUARANTEE AND COLLATERAL AGREEMENT, dated as of August 29, 2003, made by each of the signatories hereto and any other entity that may become a party hereto as provided herein (each herein called a "Guarantor" and/or a "Grantor" in accordance with the definitions set forth in Section 1.1(b) below), in favor of BARCLAYS BANK PLC, as Collateral Agent (in such capacity, the "Collateral Agent") for (a) the Administrative Agent (as defined therein) and the banks and other financial institutions or entities (the "364-Day Lenders") from time to time parties to the 364-Day Credit Agreement, dated as of August 26, 2003 (as amended, supplemented or otherwise modified from time to time, the "364-Day Credit Agreement"), among ASPEN INSURANCE HOLDINGS LIMITED (the "Company"), the Subsidiary Borrowers (as defined therein) (together with the Company, the "Borrowers"), the 364-Day Lenders, Credit Lyonnais New York Branch, as Documentation Agent, and Barclays Bank PLC, as Administrative Agent and Collateral Agent and (b) the Administrative Agent (as defined therein) and the banks and other financial institutions or entities (the "3-Year Lenders" and together with the 364-Day Lenders, the "Lenders") from time to time parties to the 3-Year Credit Agreement, dated as of August 26, 2003 (as amended, supplemented or otherwise modified from time to time, the "3-Year Credit Agreement" and together with the 364-Day Credit Agreement, the "Credit Agreements"), among the Company, the Borrowers, the Lenders, Credit Lyonnais New York Branch, as Documentation Agent, and Barclays Bank PLC, as Administrative Agent and Collateral Agent.

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreements, the Lenders have severally agreed to make loans to the Company and any other Borrowers upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Company and each other Borrower is a member of an affiliated group of companies that includes the Guarantors and the Grantors;

                  WHEREAS, the proceeds of the loans under the Credit Agreements will be used in part to enable the Company and the other Borrowers to make valuable transfers to one or more of the Guarantors and other Grantors in connection with the operation of their respective businesses;

                  WHEREAS, the Company, the other Borrowers, the Guarantors and the Grantors are engaged in related businesses, and each Grantor and each Guarantor will derive substantial direct and indirect benefit from the making of the loans under the Credit Agreements; and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective loans under the Credit Agreements that the Guarantors and the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Administrative Agents and the Lenders;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agents and the Lenders to enter into the Credit Agreements and to induce the Lenders to make their respective loans to the Company and any other Borrowers thereunder, each Guarantor and each Grantor hereby agrees with the Collateral Agent, for the benefit of the Administrative Agents and the Lenders, as follows:

                            Section 1. DEFINED TERMS

         1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreements and used herein shall have the meanings given to them in the Credit Agreements, and the following term is used herein as defined in the New York UCC: Certificated Security.

         (a) The following terms shall have the following meanings:

         "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Borrower Obligations": the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of each Borrower (including, without limitation, interest accruing at the then applicable rate provided in the applicable Credit Agreement after the maturity of the Loans thereunder and interest accruing at the then applicable rate provided in the applicable Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Collateral Agent, either Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, either Credit Agreement, this Agreement, the other Loan Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agents or to the Lenders that are required to be paid by a Borrower pursuant to the terms of any of the foregoing agreements).

         "Collateral": as defined in Section 3.

         "Collateral Account": any collateral account established by the Collateral Agent as provided in Section 6.2.

         "Grantor": each of the signatories hereto and any other entity that may become a party hereto as provided herein that, in any case, is the owner of shares of the Capital Stock of a Material Subsidiary that is required to be pledged hereunder pursuant to the terms of this Agreement or either Credit Agreement.

         "Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which now or hereafter may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agents or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

         "Guarantors": each of the signatories hereto and any other entity that may become a party hereto as provided herein, including each Borrower and each Subsidiary of the Company which is not an Insurance Subsidiary, provided, that no Borrower shall be a Guarantor with respect to any Borrower Obligations of such Borrower.

         "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

         "Obligations": (i) in the case of each Borrower, the Borrower Obligations of such Borrower and (ii) in the case of each Guarantor, its Guarantor Obligations.

         "Pledged Stock": the shares of Capital Stock listed on Schedule 1, together with any warrants, rights or options to purchase such Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

         "Pledged Material Subsidiary": any Material Subsidiary the Capital Stock of which owned by the Company and its Subsidiaries is required to be pledged hereunder pursuant to the terms of either Credit Agreement.

         "Proceeds": all "proceeds" as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions or payments with respect thereto.

         "Securities Act": the Securities Act of 1933, as amended.

         1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                              Section 2. Guarantee

         2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the benefit of the Administrative Agents, the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by any Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of any Borrower Obligations.

                  (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable Requirements of Law relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

                  (c) Each Guarantor agrees that any Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent, either Administrative Agent or any Lender hereunder.

                  (d) The guarantee contained in this Section 2 shall remain in full force and effect until all Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this
         Section 2 shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of either Credit Agreement any Borrower may be free from any Borrower Obligations.

                  (e) No payment made by any Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any Lender from such Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder for Borrower Obligations, which Guarantor shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of any Borrower Obligations or any payment received or collected from the Company or any Subsidiary Borrower in respect of any Borrower Obligations), remain liable for any Borrower Obligations up to the maximum liability of such Guarantor hereunder until any Borrower Obligations are paid in full and the Commitments are terminated.

         2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent, the Administrative Agents and the Lenders, and each Guarantor shall remain liable to the Collateral Agent, the Administrative Agents and the Lenders for the full amount guaranteed by such Guarantor hereunder.

         2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent, either Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent, either Administrative Agent or any Lender against any Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent, either Administrative Agent or any Lender for the payment of any Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agents and the Lenders by any Borrower on account of any Borrower Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full and the Commitments terminated, such amount shall be held by such Guarantor in trust for the Collateral Agent, for the benefit of the Administrative Agents and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against any Borrower Obligations, whether matured or unmatured, in the order specified in Section 6.3.

         2.4 Amendments, etc. with respect to any Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Collateral Agent, either Administrative Agent or any Lender may be rescinded by the Collateral Agent, such Administrative Agent or such Lender and any Borrower Obligations continued, and any Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent, either Administrative Agent or any Lender, and the Credit Agreements and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the applicable Administrative Agent (or the applicable Required Lenders or all applicable Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent, either Administrative Agent or any Lender for the payment of any Borrower Obligations may be sold, exchanged, waived, surrendered or released. Subject to the provisions of Section 7.3, neither the Collateral Agent, either Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

         2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Collateral Agent, either Administrative Agent or any Lender upon the guarantee contained in this
Section 2 or acceptance of the guarantee contained in this Section 2; any Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any Borrower and any of the Guarantors, on the one hand, and the Collateral Agent, the Administrative Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the Guarantors with respect to any Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of either Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent, either Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against the Collateral Agent, either Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for its Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or either Administrative Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the defaulting Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for any Borrower Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or either Administrative Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from the defaulting Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent, either Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent, either Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars at 5 The North Colonnade Canary Wharf, London, United Kingdom E144BB, Attention:
Craig Evans, Global Loan Agency.

                      Section 3. GRANT OF SECURITY INTEREST

         Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Administrative Agents and the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of (i) in the case of any Grantor which is a Guarantor, its Guarantor Obligations and (ii) in any other case, the Borrower
Obligations:

         (a) all Capital Stock owned by such Grantor in each Person that, at any time, is a Material Subsidiary of the Company and is required to be pledged in accordance with the terms of the Credit Agreements and this Guarantee and Collateral Agreement;

         (b) to the extent not otherwise included, all Proceeds of any and all of the foregoing.

For the avoidance of doubt, Collateral shall not include any Capital Stock of an Insurance Subsidiary which may not in accordance with applicable law be pledged because, despite the best efforts of the Company or the holder of such Capital Stock, the consents or approvals of any insurance commission or Governmental Authority necessary for the creation of the security interest in such Capital Stock were not obtained.

         Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum amount secured hereunder and under the other Loan Documents by Liens created by any Grantor which is not a Borrower or a Guarantor shall in no event exceed the amount which can be secured by such Grantor under applicable Requirements of Law relating to the insolvency of debtors.

                    Section 4. REPRESENTATIONS AND WARRANTIES

         To induce the Collateral Agent, the Administrative Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to any Borrower thereunder, each Grantor hereby represents and warrants to the Collateral Agent, the Administrative Agents and each Lender that:

         4.1 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the benefit of the Administrative Agents and the Lenders, pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreements, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others other than restrictions on transferability of the Capital Stock imposed by applicable securities laws and restrictions on transferability and the exercise of control of the Capital Stock of any Insurance Subsidiary imposed by applicable Requirements of Law. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Administrative Agents and the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreements.

         4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement upon the delivery to the Collateral Agent of the certificates representing the Pledged Stock, the filing of the UCC financing statements specified on Schedule 3 in the applicable filings offices and any other filing and registration requirements pursuant to the applicable law of the jurisdiction in which an issuer of Pledged Stock or the Grantor, is organized constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the benefit of the Administrative Agents and the Lenders, as collateral security for the Borrower Obligations or the applicable Guarantor Obligations, as the case may be, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor.

         4.3 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 2. Such Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

         4.4 Pledged Stock. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of the Material Subsidiary which is the issuer of such Pledged Stock owned by such Grantor.

                  (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

                  (c) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Capital Stock pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and any restrictions on transferability imposed by applicable securities laws and restrictions on transferability of the Capital Stock, and the exercise of control, of any Insurance Subsidiary imposed by applicable Requirements of Law.

                              Section 5. COVENANTS

         Each Grantor covenants and agrees with the Collateral Agent, the Administrative Agents and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Commitments shall have terminated:

         5.1 Delivery of Certificated Securities. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Certificated Security, such Certificated Security shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

         5.2 Maintenance of Perfected Security Interest; Further Documentation.
(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in
Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

                  (b) Such Grantor will furnish to the Collateral Agent, the Administrative Agents and the Lenders from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.

                  (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and
         (ii) in the case of Pledged Stock, taking any actions necessary to enable the Collateral Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

         5.3 Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein:

                  (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.3; or

                  (ii) change its name.

         5.4 Notices. Such Grantor will advise the Collateral Agent and the Lenders promptly, in reasonable detail, of any Lien (other than security interests created hereby or Liens permitted under the Credit Agreements) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder.

         5.5 Pledged Stock. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any stock certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), warrant, option or rights in respect of the Capital Stock of any Pledged Material Subsidiary, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent, the Administrative Agents and the Lenders, hold the same in trust for the Collateral Agent for the benefit of the Administrative Agents and the Lenders and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Borrower Obligations or the applicable Guarantor Obligations, as the case may be. In case any distribution of capital shall be made on or in respect of the Pledged Stock of any Grantor or any property shall be distributed upon or with respect to the Pledged Stock of any Grantor pursuant to the recapitalization or reclassification of the capital of any Pledged Material Subsidiary or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for such Obligations. If any sums of money or property so paid or distributed as described in the immediately preceding sentence, in respect of the Pledged Stock of any Grantor shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent for the benefit of the Administrative Agents and the Lenders, segregated from other funds of such Grantor, as additional collateral security for such Obligations.

                  (b) Without the prior written consent of the Collateral Agent, such Grantor will not, except as permitted pursuant to the terms of the Credit Agreements, (i) vote to enable, or take any other action to permit, any Pledged Material Subsidiary to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Pledged Material Subsidiary, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Stock or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Stock or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking (other than the Credit Agreements and this Agreement) restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Pledged Stock or Proceeds thereof.

                  (c) Each Grantor which is a Pledged Material Subsidiary agrees that (i) it will be bound by the terms of this Agreement and the Credit Agreements relating to the Capital Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.5(a) with respect to the Pledged Stock issued by it and (iii) the terms of Sections 6.1(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.1(c) with respect to the Pledged Stock issued by it.

                         Section 6. REMEDIAL PROVISIONS

         6.1 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 6.1(b), each Grantor shall be permitted to receive all cash dividends and other distributions (excluding any distributions set forth in Section 5.5(a)) paid in respect of the Pledged Stock in the normal course of business of the relevant Pledged Material Subsidiary and consistent with past practice, to the extent permitted in the Credit Agreements, and to exercise all voting and corporate or other organizational rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Collateral Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of either Credit Agreement, this Agreement or any other Loan Document.

                  (b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Borrower Obligations or the applicable Guarantor Obligations, as the case may be, in the order specified in
         Section 6.3, and (ii) to the extent permitted by applicable Requirements of Law, any or all of the Pledged Stock shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Pledged Material Subsidiary or Pledged Material

         Subsidiaries and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Pledged Material Subsidiary, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (c) Each Grantor hereby authorizes and instructs each Material Subsidiary which is the issuer of any Capital Stock pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and that the Collateral Agent, on behalf of the Lenders, is executing rights and remedies granted to them under this Agreement, and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such Material Subsidiary shall be fully protected in so complying, and (ii) upon the occurrence and continuance of an Event of Default and notice from the Collateral Agent that the Collateral Agent, on behalf of the Administrative Agents and the Lenders, is executing rights and remedies granted to them under this Agreement unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Stock directly to the Collateral Agent.

         6.2 Proceeds to be Turned Over To Collateral Agent. If an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent for the benefit of the Administrative Agents and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent from a Grantor who is not a Guarantor hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control and all proceeds received by the Collateral Agent from a Grantor who is a Guarantor hereunder shall be held by the Collateral Agent in a separate Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in any Collateral Account (or by such Grantor in trust for the Collateral Agent for the benefit of the Administrative Agents and the Lenders) shall continue to be held as collateral security for the Borrower Obligations or the applicable Guarantor Obligations, as the case may be, and shall not constitute payment thereof until applied as provided in Section 6.3.

         6.3 Application of Proceeds. (a) At any time when an Event of Default shall have occurred and be continuing, the Collateral Agent may apply all or any part of Proceeds constituting Collateral the security interest in which was granted by a Grantor who is not a Guarantor, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Borrower Obligations in the following order:

         First, to pay incurred and unpaid fees and expenses of the Collateral Agent and the Administrative Agents under the Loan Documents, pro rata among them in according to the amounts thereof then due and owing;

         Second, to the Administrative Agents, for application by them towards payment of amounts then due and owing and remaining unpaid in respect of the Borrower Obligations, pro rata among the Lenders, according to the amounts of the Borrower Obligations then due and owing and remaining unpaid to the Lenders; and

         Third, any balance of such Proceeds remaining after the Borrower Obligations shall have been paid in full and the Commitments shall have terminated shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same.

         (b) At any time when an Event of Default shall have occurred and be continuing, the Collateral Agent may apply all or any part of Proceeds constituting Collateral the security interest in which was granted by a Grantor who is a Guarantor, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of its Guarantor Obligations in the following order:

         First, to pay incurred and unpaid fees and expenses of the Collateral Agent and the Administrative Agents under the Loan Documents, pro rata among them in according to the amounts thereof then due and owing;

         Second, to the Administrative Agents, for application by them towards payment of amounts then due and owing and remaining unpaid in respect of the Guarantor Obligations, pro rata among the Lenders, according to the amounts of the Guarantor Obligations then due and owing and remaining unpaid to the Lenders; and

         Third, any balance of such Proceeds remaining after the Guarantor Obligations shall have been paid in full and the Commitments shall have terminated shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same.

         6.4 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Administrative Agents and the Lenders, may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels, at any office of the Collateral Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent, either Administrative Agent or any Lender shall have the right to the extent permitted by law, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent, the Administrative Agents and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in the order specified in Section 6.3, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent, either Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 Business Days before such sale or other disposition.

         Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act, applicable state securities laws or the securities laws of any applicable jurisdiction, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may result in prices and other terms less favorable than if such sale were a public sale. The Lenders understand and agree that this Agreement contains no provision requiring that any Grantor cause the Pledged Stock pledged by it to be registered under the Securities Act or any other applicable securities laws in connection with a sale thereof by the Collateral Agent pursuant to an exercise of its remedies provided for herein.

         6.5 Deficiency. Each Grantor which is a Borrower or a Guarantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Borrower Obligations or the applicable Guarantor Obligations, as the case may be, and the fees and disbursements of any attorneys employed by the Collateral Agent, either Administrative Agent or any Lender to collect such deficiency.

         6.6 Limitation of Rights. (a) Notwithstanding any other term or condition contained herein, the Collateral Agent recognizes that it may not exercise any of the rights or powers described herein with respect to the ownership, transfer, sale or voting of Collateral consisting of Pledged Stock of any Insurance Subsidiary, including the foreclosure upon or sale or transfer of such Collateral, unless and until the Collateral Agent (and, in the case of a sale of such Collateral, the purchaser thereof) has complied with the filing requirements of all Requirements of Law regulating the acquisition of voting securities or control of an Insurance Subsidiary, and the acquisition of such Collateral and control of the Insurance Subsidiary which is the issuer thereof by the Collateral Agent (or by the purchaser in any such sale) has been duly approved to the extent required by and in accordance with all such laws.

                  (b) Upon the occurrence and during the continuance of an Event of Default, any Borrowers and the Grantors (i) will take such actions as the Collateral Agent, on behalf of the Administrative Agents and the Lenders, may reasonably request in obtaining approval of the relevant insurance commission or other Governmental Authority, if required, for any action or transaction contemplated by this Agreement and (ii) in the case of any Pledged Material Subsidiary organized under the laws of Bermuda, to cause the board of directors of the Grantor of a Lien on the Capital Stock of such Pledged Material Subsidiary to approve any transfer or sale of the Pledged Stock issued thereby to the Collateral Agent (or, in the case of a sale of the Collateral, the purchaser thereof) upon obtaining any necessary approvals from each Governmental Authority required pursuant to all applicable Requirements of Law.

                         Section 7. THE COLLATERAL AGENT

         7.1 Collateral Agent's Appointment as Attorney-in-Fact, etc. (a) Subject to the last sentence of this Section 7.1(a), each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                  (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due with respect to any other Collateral whenever payable;

                  (ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                  (iii) execute, in connection with any sale provided for in
         Section 6.4, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (iv) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (4) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (5) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (6) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's, the Administrative Agents' and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing and, if the rights to be exercised relate to the Capital Stock of an Insurance Subsidiary, unless all necessary filings and approvals, if any, described in Section 6.6 have been made and obtained.

                  (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement to the extent permitted by applicable law.

                  (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under either Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

                  (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         7.2 Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

         7.3 Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, either Administrative Agent any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent, for the benefit of the Administrative Agents and the Lenders, hereunder are solely to protect the Collateral Agent's, the Administrative Agents and the Lenders' interests in the Collateral and shall not impose any duty upon the Collateral Agent, either Administrative Agent or any Lender to exercise or cause the exercise of any such powers. The Collateral Agent, the Administrative Agents and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         7.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Collateral Agent, the Administrative Agents and the Lenders, be governed by the Credit Agreements and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Administrative Agents and the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            Section 8. MISCELLANEOUS

         8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreements.

         8.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Guarantor or Grantor hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreements; provided that any such notice, request or demand to or upon any Guarantor or Grantor shall be addressed to such Guarantor or Grantor c/o the Company at the Company's notice address set forth on Schedule 9.2 of the Credit Agreements.

         8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent, either Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, either Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent, either Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent, either Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor jointly and severally agrees to pay or reimburse the Collateral Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Collateral Agent.

                  (b) Each Guarantor jointly and severally agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (c) Each Guarantor jointly and severally agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent any Borrowers would be required to do so pursuant to Section 9.5 of the Credit Agreements.

                  (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreements and the other Loan Documents.

         8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and each Grantor and shall inure to the benefit of the Collateral Agent, the Administrative Agents and the Lenders and their successors and assigns permitted pursuant to the terms of the Credit Facilities; provided that no Guarantor or Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

         8.6 Set-Off. Each Guarantor hereby irrevocably authorizes the Collateral Agent, each

Administrative Agent and each Lender at any time and from time to time upon the occurrence and continuation of an Event of Default pursuant to Section 7(a) of the Credit Agreements, without notice to such Guarantor or Grantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent, such Administrative Agent or such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Collateral Agent, such Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to the Collateral Agent, such Administrative Agent or such Lender hereunder and claims of every nature and description of the Collateral Agent, such Administrative Agent or such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Collateral Agent, such Administrative Agent, or such Lender may elect, whether or not the Collateral Agent, either Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent, each Administrative Agent and each Lender shall notify such Guarantor promptly of any such set-off and the application made by the Collateral Agent, such Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent, each Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off), which the Collateral Agent, such Administrative Agent or such Lender may have. Any amounts received by the Lenders through the exercise of the rights of set-off provided for in this Section 8.6 shall be subject to the sharing requirements of Section 9.7 of the Credit Agreements to which each Guarantor hereby expressly consents.

         8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Guarantors, the Grantors, the Collateral Agent, the Administrative Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent, either Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

         8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         8.12 Submission To Jurisdiction; Waivers. The Collateral Agent, each Administrative

Agent, each Lender, each Guarantor and each Grantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) in the case of each Guarantor and each Grantor, agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor or Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         8.13 Acknowledgements. Each Guarantor and each Grantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

                  (b) neither the Collateral Agent, either Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor or Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors or Grantors, on the one hand, and the Collateral Agent, the Administrative Agents and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Grantors and the Lenders.

         8.14 Additional Guarantor and Grantors. Each Subsidiary of the Company that is required to become a Grantor or a Guarantor under this Agreement pursuant to Section 5.4 or Section 5.10, as the case may be, of either Credit Agreement shall become (a) a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement substantially in the form of Annex 2 hereto and/or (b) a Guarantor for all purposes of this Agreement upon execution and delivery of a Joinder substantially in the form of Annex 3 hereto.

         8.15 Releases. (a) At such time as the Loans and the other Obligations shall have been paid in full, the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Guarantor and Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination at such Grantor's expense.

               (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreements, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of any Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreements; provided that any Borrower shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by any Borrower stating that such transaction is in compliance with the Credit Agreements and the other Loan Documents.

               (c) At any such time as a Pledged Material Subsidiary ceases to meet the requirements set forth in the definition of Material Subsidiary for two consecutive fiscal quarters of the Company, any Lien created hereunder on Pledged Stock issued by such Pledged Material Subsidiary shall be released and any certificates representing the Pledged Stock shall be returned in accordance with and to the extent provided in Section 9.14(c) of the Credit Agreements.

         8.16 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                  ASPEN INSURANCE HOLDINGS LIMITED, as a
                                  Guarantor and as a Grantor
                                  By:
                                     ------------------------
                                     Name:
                                     Title:


                                  ASPEN (UK) HOLDINGS LIMITED,
                                  as a Guarantor
                                  By:
                                     ------------------------
                                     Name:
                                     Title:


                                  ASPEN INSURANCE UK SERVICES LIMITED,
                                  as a Guarantor
                                  By:
                                     ------------------------
                                     Name:
                                     Title:


                                  ASPEN U.S. HOLDINGS, INC.,
                                  as a Guarantor
                                  By:
                                     ------------------------
                                     Name:
                                     Title:


                                  ASPEN INSURANCE U.S. SERVICES INC.,
                                  as a Guarantor
                                  By:
                                     ------------------------
                                     Name:
                                     Title:


                                  ASPEN SPECIALTY INSURANCE MANAGEMENT INC.,
                                  as a Guarantor
                                  By:
                                     ------------------------
                                     Name:
                                     Title:

                                  AGREED AND ACCEPTED:
                                  BARCLAYS BANK PLC, as Collateral Agent
                                  By:
                                     ------------------------
                                     Name:
                                     Title:

                                                                      Schedule 1



                          DESCRIPTION OF PLEDGED STOCK

PLEDGED STOCK:


     Material Subsidiary               Class of Stock           Stock Certificate No.                No. of Shares
-------------------------------     ---------------------    ----------------------------    ------------------------
Aspen Insurance Limited                Common Stock                       1                  1,000,000 shares, par
                                                                                             value USD$1.00 per share

                                                                      Schedule 2



       LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE


                                       Jurisdiction of       Location of Chief
Grantor                                  Organization        Executive Office
-------                                ----------------      -----------------
Aspen Insurance Holdings Limited             Bermuda                Bermuda

                                                                      Schedule 3

                         Uniform Commercial Code Filings

                              District of Columbia

                                                                  Annex 1 to the
                                              Guarantee and Collateral Agreement



                         ACKNOWLEDGEMENT AND CONSENT**

         The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of August 26, 2003 (the "Agreement"), made by the Grantors parties thereto for the benefit of BARCLAYS BANK PLC, as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent, the Administrative Agents and the Lenders as follows:

         1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

         2. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.5(a) of the Agreement.

         3. The terms of Sections 6.1(c) and 6.6(b) of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.1(c) or 6.6(b) of the Agreement.

                                [NAME OF MATERIAL SUBSIDIARY]
                                By:
                                   --------------------------------------
                                   Name:
                                   Title:


                                Address for Notices:

                                -----------------------------------------

                                -----------------------------------------


                                -----------------------------------------
                                Fax:

----------------
** This consent is necessary only with respect to any Material Subsidiary which is not also a Grantor.

                                                                  Annex 2 to the
                                              Guarantee and Collateral Agreement



                          FORM OF ASSUMPTION AGREEMENT

                  ASSUMPTION AGREEMENT, dated as of ________________, 200_, made by ______________________________, a [corporation] [limited liability company] [limited partnership] [exempt limited liability corporation] (the "Additional Grantor"), in favor of BARCLAYS BANK PLC, as collateral agent (in such capacity, the "Collateral Agent") for the banks and other financial institutions or entities (the "Lenders") parties to the Credit Agreement referred to below. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                              W I T N E S S E T H :

                  WHEREAS, Aspen Insurance Holdings Limited (the "Company"), the Subsidiary Borrowers, the Lenders and Barclays Bank PLC, as Administrative Agent and Collateral Agent, have entered into a 364-Day Credit Agreement, dated as of August 26, 2003 (as amended, supplemented or otherwise modified from time to time, the "364-Day Credit Agreement") and a 3-Year Credit Agreement, dated as of August 26, 2003 (as amended, supplemented or otherwise modified from time to time, the "3-Year Credit Agreement" and together with the 364-Day Credit Agreement, the "Credit Agreements");

                  WHEREAS, in connection with the Credit Agreements, the Company and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of August 26, 2003 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Collateral Agent for the benefit of the Administrative Agents and the Lenders;

                  WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

                  WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

                  NOW, THEREFORE, IT IS AGREED:

                  1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in
Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 2-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

         2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.


                                               [ADDITIONAL GRANTOR]
                                               By:___________________________
                                                    Name:
                                                    Title:

                                                                Annex 2-A to the
                                                            Assumption Agreement



                            Supplement to Schedule 1



                            Supplement to Schedule 2

                                                                  Annex 3 to the
                                              Guarantee and Collateral Agreement



                            FORM OF JOINDER AGREEMENT

                  JOINDER, dated as of ________________, 200__, made by
______________________________, a [corporation] [limited liability company] [limited partnership] [exempt limited liability corporation] (the "Additional Guarantor"), in favor of Barclays Bank PLC, as collateral agent (in such capacity, the "Collateral Agent") for the banks and other financial institutions or entities (the "Lenders") parties to the Credit Agreement referred to below. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                              W I T N E S S E T H :

                  WHEREAS, Aspen Insurance Holdings Limited (the "Company"), the Subsidiary Borrowers, the Lenders and Barclays Bank PLC, as Administrative Agent and Collateral Agent, have entered into a 364-Day Credit Agreement, dated as of August 26, 2003 (as amended, supplemented or otherwise modified from time to time, the "364-Day Credit Agreement") and a 3-Year Credit Agreement, dated as of August 26, 2003 (as amended, supplemented or otherwise modified from time to time, the "3-Year Credit Agreement" and together with the 364-Day Credit Agreement, the "Credit Agreements");

                  WHEREAS, in connection with the Credit Agreements, the Company and certain of its Subsidiaries (other than the Additional Guarantor) have entered into the Guarantee and Collateral Agreement, dated as of August 26, 2003 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Collateral Agent for the benefit of the Administrative Agents and the Lenders;

                  WHEREAS, Section 5.10 of the Credit Agreement requires the Additional Guarantor to become a party to the Guarantee and Collateral Agreement as an Additional Guarantor; and

                  WHEREAS, the Additional Guarantor has agreed to execute and deliver this Joinder to become a party to the Guarantee and Collateral Agreement;

                  NOW, THEREFORE, IT IS AGREED:

                  1. Guarantee and Collateral Agreement. By executing and delivering this Joinder, the Additional Guarantor, as provided in Section 5.10 of the Credit Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities as a Guarantor thereunder.

                  2. GOVERNING LAW. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered as of the date first above written.

                                             [ADDITIONAL GUARANTOR]


                                             By:___________________________
                                                  Name:
                                                  Title:

                                                                       EXHIBIT B


                         FORM OF COMPLIANCE CERTIFICATE


     This Compliance Certificate is delivered pursuant to Section 5.2(b) of the 364-Day Credit Agreement, dated as of August 26, 2003 (as amended, supplemented or modified from time to time, the "Credit Agreement"), among Aspen Insurance Holdings Limited, a Bermuda exempted limited liability company (the "Company"), the Subsidiary Borrowers (as defined therein) (together with the Company, collectively, the "Borrowers" and individually, a "Borrower"), the Lenders parties thereto, Credit Lyonnais New York Branch, as documentation agent, and Barclays Bank PLC, as administrative agent (in such capacity, the "Administrative Agent") and collateral agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     The undersigned [CHIEF FINANCIAL OFFICER] [FINANCE DIRECTOR] hereby certifies to the Administrative Agent and the Lenders as follows:

     1. I am the duly elected, qualified and acting [Chief Financial Officer] [Finance Director] of the Company.

     2. I have reviewed and am familiar with the contents of this Certificate.

     3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Company during the accounting period covered by the financial statements attached hereto as Attachment 1 (the "Financial Statements").

     4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Sections 6.1 of the Credit Agreement.

     The undersigned [CHIEF EXECUTIVE OFFICER] [CHIEF FINANCIAL OFFICER] [PRESIDENT] of the Company hereby certifies to the Administrative Agent and the Lenders as follows:

     (1) To the best of my knowledge, during the accounting period covered by the Financial Statements attached hereto, each Loan Party has observed or performed all of its covenants and other agreements, and satisfied every condition contained in the Credit Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it.

     (2) I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].

     IN WITNESS WHEREOF, the undersigned have executed this Compliance Certificate as of the date set forth below.

By: _____________________________________      By: _____________________________
Name:                                          Name:
Title: [Chief Financial Officer]               Title: [Chief Financial Officer]
       [Chief Executive Officer] [President]          [Finance Director]


Date:_______________, 2003                     Date:_______________, 2003

                                                                    Attachment 1
                                                                    to Exhibit B

                          [Attach Financial Statements]

                                                                    Attachment 2
                                                                    to Exhibit B


         The information described herein is as of ______, 200__, and pertains to the period from _________, 20__ to ________________ __, 200__.



                        [Set forth Covenant Calculations]

                                                                     EXHIBIT C-1


                           FORM OF CLOSING CERTIFICATE


     This Closing Certificate is delivered pursuant to Section 4.1(c) of the 364-Day Credit Agreement, dated as of August 26, 2003 (as amended, supplemented or modified from time to time, the "Credit Agreement"), among Aspen Insurance Holdings Limited, a Bermuda exempted limited liability company (the "Company"), the Subsidiary Borrowers (as defined therein) (together with the Company, collectively, the "Borrowers" and individually, a "Borrower"), the Lenders parties thereto, Credit Lyonnais New York Branch, as documentation agent, and Barclays Bank PLC, as administrative agent (in such capacity, the "Administrative Agent") and collateral agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     The undersigned [INSERT TITLE OF OFFICER] of the Company [INSERT NAME OF BORROWER] (the "Borrower") hereby certifies to the Administrative Agent and the Lenders as follows:

     (1) The representations and warranties of the Borrower set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Borrower pursuant to any of the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof.

     (2) No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and the use of proceeds hereof.

     (3) The conditions precedent set forth in Section 4.1 of the Credit Agreement were satisfied as of the Closing Date.

     (4) There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower as of the date hereof, nor has any other event occurred adversely affecting or threatening the continued existence of the Borrower.

     The undersigned [Assistant] [Corporate] Secretary of the Borrower certifies as follows:

     (1) Attached hereto as Annex 1 is a true, correct and complete copy of certain resolutions duly adopted by the Board of Directors of the Borrower on _________________ authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party and the transactions contemplated thereby; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein.

     (2) Attached hereto as Annex 2 is a true, correct and complete copy of the [Memorandum of Association] [Articles of Incorporation] of the Borrower as in effect on the date hereof.

     (3) Attached hereto as Annex 3 is a true and complete copy of the By-Laws of the Borrower as in effect on the date hereof.

     (4) The following persons are now duly elected officers of the Borrower holding the offices indicated next to their respective names below, and such officers have been duly qualified and acting as such officers of the Borrower as of the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Borrower each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Borrower pursuant to the Loan Documents to which it is a party:


      Name                 Office                       Signature

                                                   -----------------------

                                                   -----------------------

                                                   -----------------------

                                                   -----------------------


     IN WITNESS WHEREOF, the undersigned have executed the Closing Certificate as of the date set forth below.



---------------------------------    ------------------------------------------
Name:                                Name:
Title:                               Title:   [Assistant] [Corporate] Secretary


Date:___________________, 2003       Date:______________________, 2003

                                                                         ANNEX 1


                               [Board Resolutions]

                                                                         ANNEX 2


             [Memorandum of Association] [Articles of Incorporation]

                                                                         ANNEX 3


                                    [By-Laws]

                                                                     EXHIBIT C-2


                           FORM OF CLOSING CERTIFICATE


     This Closing Certificate is delivered pursuant to Section 4.1(c) of the 364-Day Credit Agreement, dated as of August 26, 2003 (as amended, supplemented or modified from time to time, the "Credit Agreement"), among Aspen Insurance Holdings Limited, a Bermuda exempted limited liability company, the Subsidiary Borrowers (as defined therein), the Lenders parties thereto, Credit Lyonnais New York Branch, as documentation agent, and Barclays Bank PLC, as administrative agent (in such capacity, the "Administrative Agent") and collateral agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     The undersigned [Assistant] [Corporate] Secretary of [INSERT NAME OF LOAN PARTY] (the "Company") certifies as follows:

     1. Attached hereto as Annex 1 is a true, correct and complete copy of certain resolutions duly adopted by the Board of Directors of the Company on _________________ authorizing the execution, delivery and performance of the Loan Documents to which the Company is a party and the transactions contemplated thereby; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein.

     2. Attached hereto as Annex 2 is a true, correct and complete copy of the [Memorandum of Association] [Articles of Incorporation] of the Company as in effect on the date hereof.

     3. Attached hereto as Annex 3 is a true and complete copy of the By-Laws of the Company as in effect on the date hereof.

     4. The following persons are now duly elected officers of the Company holding the offices indicated next to their respective names below, and such officers have been duly qualified and acting as such officers of the Company as of the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party:


      Name                Office                      Signature

                                                -----------------------

                                                -----------------------

                                                -----------------------

                                                -----------------------

     IN WITNESS WHEREOF, the undersigned has executed the Closing Certificate as of the date set forth below.



                                ----------------------------------------
                                Name:
                                Title: [Assistant] [Corporate] Secretary



                                Date:______________________, 2003

                                                                         ANNEX 1


                               [Board Resolutions]

                                                                         ANNEX 2


             [Memorandum of Association] [Articles of Incorporation]

                                                                         ANNEX 3


                                    [By-Laws]

                                                                       EXHIBIT D


                        FORM OF ASSIGNMENT AND ASSUMPTION


     Reference is made to the 364-Day Credit Agreement, dated as of August 26, 2003 (as amended, supplemented or modified from time to time, the "Credit Agreement"), among Aspen Insurance Holdings Limited, a Bermuda exempted limited liability company (the "Company"), the Subsidiary Borrowers (as defined therein) (together with the Company, collectively, the "Borrowers" and individually, a "Borrower"), the Lenders parties thereto, Credit Lyonnais New York Branch, as documentation agent, and Barclays Bank PLC, as administrative agent (in such capacity, the "Administrative Agent") and collateral agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement.

     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries or any other obligor or the performance or observance by the Company, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit
Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Interest and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Credit Agreement, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit

Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.14(d) of the Credit Agreement.

     4. The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

     5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date] [to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves].

     6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Assumption



Name of Assignor: _______________________

Name of Assignee: _______________________

Effective Date of Assignment: _________________

Commitment Amount Assigned:     $____________



[Name of Assignee]                    [Name of Assignor]


By:                                   By:
   ----------------------------           ----------------------------
   Title:                                 Title:


Accepted:                             Consented To:*

BARCLAYS BANK PLC, as                 ASPEN HOLDINGS INSURANCE LIMITED
Administrative Agent


By:                                   By:
   ----------------------------           ----------------------------
   Title:                                 Title:


                                      BARCLAYS BANK PLC, as
                                      Administrative Agent


                                      By:
                                          ----------------------------
                                         Title:


-------------------
* Please refer to Section 9.6(b) of the Credit Agreement to determine if Borrower's and/or Administrative Agent's consent is required.

                                                                     EXHIBIT E-1





             [FORM OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P. OPINION]

                                                                     Exhibit E-2





                   [FORM OF APPLEBY SPURLING & KEMPE OPINION]

                                                                     Exhibit E-3





            [FORM OF SIMPSON THACHER & BARTLETT LLP - LONDON OPINION]

                                                                       EXHIBIT F


                          FORM OF EXEMPTION CERTIFICATE


     Reference is made to the 364-Day Credit Agreement, dated as of August 26, 2003 (as amended, supplemented or modified from time to time, the "Credit Agreement"), among Aspen Insurance Holdings Limited, a Bermuda exempted limited liability company (the "Company"), the Subsidiary Borrowers (as defined therein) (together with the Company, collectively, the "Borrowers" and individually, a "Borrower"), the Lenders parties thereto, Credit Lyonnais New York Branch, as documentation agent, and Barclays Bank PLC, as administrative agent (in such capacity, the "Administrative Agent") and collateral agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     ______________________ (the "Non-U.S. Lender") is providing this certificate pursuant to Section 2.13(e) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

     1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

     2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

          (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

          (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

     3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

     4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(c) of the Code.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.



                                        [NAME OF NON-U.S. LENDER]


                                        By:
                                            -------------------------------
                                            Name:
                                            Title:

Date:  ____________________

                                                                       EXHIBIT G


                              FORM OF COMPANY NOTE


THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$____________                                                 New York, New York
                                                                 August 29, 2003

                  FOR VALUE RECEIVED, the undersigned, ASPEN INSURANCE HOLDINGS LIMITED, a Bermuda exempted limited liability company (the "Company"), hereby unconditionally promises to pay to the order of ____________________ (the "Lender") or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Maturity Date as to the Loans evidenced hereby, the principal amount of (a) ________ DOLLARS ($_____), or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Lender to the Company pursuant to Section 2.1 of the Credit Agreement. The Company further agrees to pay interest in like money at such Funding Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.8 of the Credit Agreement.

                  The holder of this Note is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type, and amount of the Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion of thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrower in respect of the Loan.

                  This Note (a) is one of the Notes referred to in the 364-Day Credit Agreement, dated as of August 26, 2003 (as amended, supplemented or modified from time to time, the "Credit Agreement"), among the Company, the Subsidiary Borrowers (as defined in the Credit Agreement), the Lenders parties thereto, Credit Lyonnais New York Branch, as documentation agent, and Barclays Bank PLC, as administrative agent and collateral agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional prepayment in whole or in part as provided in the Credit Agreement. This Note is guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for the nature and extent of the guarantees, the terms and conditions upon which each guarantee was granted and the rights of the holder of this Note in respect thereof.

                  Upon the occurrence of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note may be declared to be or may otherwise become, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 9.6 OF THE CREDIT AGREEMENT.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.




                                            ASPEN INSURANCE HOLDINGS LIMITED


                                            By:
                                               -----------------------------
                                               Name:
                                               Title:

                                                                      Schedule A
                                                                 to Company Note


              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------
                                         Amount      Amount of Principal of Amount of Base Rate Unpaid Principal
                Amount of Base Rate    Converted to      Base Rate Loans     Loans Converted to      Balance        Notation Made
      Date              Loans        Base Rate Loans          Repaid           Eurodollar Loans  of Base Rate Loans      By
-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------
-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

============== ===================== =============== ====================== =================== =================== ==============

                                                                      Schedule B
                                                                 to Company Note


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS


------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------
                                           Interest Period and       Amount of          Amount of        Unpaid Principal
              Amount of       Amount         Eurodollar Rate        Principal of        Eurodollar         Balance of
             Eurodollar    Converted to           with             Eurodollar Loans  Loans Converted to     Eurodollar    Notation
    Date        Loans    Eurodollar Loans    Respect Thereto            Repaid         Base Rate Loans        Loans        Made By
------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

============ =========== ================ ====================== ================== ==================== ================ ========

                                                                       EXHIBIT H


                        FORM OF SUBSIDIARY BORROWER NOTE


THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$____________                                          New York, New York
                                                         ________ __, 200___

                  FOR VALUE RECEIVED, the undersigned, [NAME OF SUBSIDIARY BORROWER], a __________ [corporation] [limited liability company] [limited partnership] [exempt limited liability corporation] (the "Borrower"), hereby unconditionally promises to pay to the order of ____________________ (the "Lender") or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Maturity Date as to the Loans evidenced hereby, the principal amount of (a) ________ DOLLARS ($_____), or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such Funding Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.8 of the Credit Agreement.

                  The holder of this Note is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type, and amount of the Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion of thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrower in respect of the Loan.

                  This Note (a) is one of the Notes referred to in the 364-Day Credit Agreement, dated as of August 26, 2003 (as amended, supplemented or modified from time to time, the "Credit Agreement"), among the Company, the Subsidiary Borrowers (as defined in the Credit Agreement), the Lenders parties thereto, Credit Lyonnais New York Branch, as documentation agent, and Barclays Bank PLC, as administrative agent and collateral agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional prepayment in whole or in part as provided in the Credit Agreement. This Note is guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for the nature and extent of the guarantees, the terms and conditions upon which each guarantee was granted and the rights of the holder of this Note in respect thereof.

                  Upon the occurrence of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note may be declared to be or may otherwise become, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 9.6 OF THE CREDIT AGREEMENT.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.




                                             [NAME OF SUBSIDIARY BORROWER]


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                                                      Schedule A
                                                     to Subsidiary Borrower Note


              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS


-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------
                                         Amount      Amount of Principal of Amount of Base Rate Unpaid Principal
                Amount of Base Rate    Converted to      Base Rate Loans     Loans Converted to      Balance        Notation Made
      Date              Loans        Base Rate Loans          Repaid           Eurodollar Loans  of Base Rate Loans      By
-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------
-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

-------------- --------------------- --------------- ---------------------- ------------------- ------------------- --------------

============== ===================== =============== ====================== =================== =================== ==============

                                                                      Schedule B
                                                     to Subsidiary Borrower Note


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS


------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------
                                           Interest Period and       Amount of          Amount of        Unpaid Principal
              Amount of       Amount         Eurodollar Rate        Principal of        Eurodollar         Balance of
             Eurodollar    Converted to           with             Eurodollar Loans  Loans Converted to     Eurodollar    Notation
    Date        Loans    Eurodollar Loans    Respect Thereto            Repaid         Base Rate Loans        Loans        Made By
------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

------------ ----------- ---------------- ---------------------- ------------------ -------------------- ---------------- --------

============ =========== ================ ====================== ================== ==================== ================ ========

                                                                       EXHIBIT I

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

Date:


To: Barclays Bank PLC, as Administrative Agent for the Lenders parties to the Credit Agreement dated as of August 26, 2003 (as amended, supplemented or modified from time to time, the "Credit Agreement") among Aspen Insurance Holdings Limited, a Bermuda exempted limited liability company (the "Company"), the Subsidiary Borrowers (as defined therein) (together with the Company, collectively, the "Borrowers" and individually, a "Borrower"), the Lenders parties thereto, Credit Lyonnais New York Branch, as documentation agent, and Barclays Bank PLC, as administrative agent and collateral agent



Ladies and Gentlemen:

     The undersigned, Aspen Insurance Holdings Limited, refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.6 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

     1. The conversion/continuation date is ______________, 20__ (the "Conversion/Continuation Date").

     2. The aggregate amount of the Loans to be [converted] [continued] is $___.

     3. The Loans are to be [converted into] [continued as] [Eurodollar] [ABR] Loans.

     4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be [ days] [ months].

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion/Continuation Date, before and after giving effect thereto and to the application of the proceeds therefrom:

     (a) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

     (b) the proposed [conversion][continuation] will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Lenders.

                                         ASPEN INSURANCE HOLDINGS LIMITED


                                         By:___________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT J


                      FORM OF SUBSIDIARY BORROWER AGREEMENT

                  SUBSIDIARY BORROWER AGREEMENT, dated as of ____________, __ 200__, made by ______________________________, a ______________ [corporation]
[limited liability company] [limited partnership] [exempt limited liability corporation] (the "Additional Subsidiary Borrower"), in favor of Barclays Bank PLC, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders (the "Lenders") parties to the Credit Agreement referred to below. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                              W I T N E S S E T H :

                  WHEREAS, Aspen Insurance Holdings Limited (the "Company"), the Subsidiary Borrowers, the Lenders, Credit Lyonnais New York Branch, as documentation agent, and Barclays Bank PLC, as Administrative Agent and collateral agent, have entered into a Credit Agreement, dated as of August 26, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

                  WHEREAS, the Credit Agreement permits the Additional Subsidiary Borrower to become a Subsidiary Borrower pursuant to the terms and conditions of the Credit Agreement; and

                  WHEREAS, the Additional Subsidiary Borrower has agreed to execute and deliver this Subsidiary Borrower Agreement in order to become a Subsidiary Borrower under the Credit Agreement;

                  NOW, THEREFORE, IT IS AGREED:

                  Section 1. Credit Agreement. Subject to the satisfaction of each of the conditions set forth in subsection 4.3 of the Credit Agreement, by executing and delivering this Subsidiary Borrower Agreement, the Additional Subsidiary Borrower hereby becomes a Subsidiary Borrower under the Credit Agreement with the same force and effect as if originally named therein as a Subsidiary Borrower and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Subsidiary Borrower thereunder.

                  Section 2. Representations And Warranties. The Company hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Credit Agreement is true and correct on and as the date hereof (after giving effect to this Subsidiary Borrower Agreement) as if made on and as of such date (except where such representation and warranty speaks of a specific date in which case such representation and warranty shall be true and correct as of such date).

                  Section 3. GOVERNING LAW. THIS SUBSIDIARY BORROWER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the undersigned have caused this Subsidiary Borrower Agreement to be duly executed and delivered as of the date first above written.

                                  [ADDITIONAL SUBSIDIARY BORROWER]
                                  By:___________________________
                                     Name:
                                     Title:



                                  ASPEN INSURANCE HOLDINGS LIMITED
                                  By:___________________________
                                     Name:
                                     Title:

                                                                         ANNEX 1

                               [Board Resolutions]

                                                                         ANNEX 2


                           [Organizational Documents]

                                                                         ANNEX 3


                                    [By-Laws]

                                                                       EXHIBIT K



-------------------------------------------------------------------------------



                                  SHARE CHARGE


                                     made by




                           [NAME OF CHARGING COMPANY]


                                  in favour of




                                BARCLAYS BANK PLC


                          Dated ____________ ___, 20__




-------------------------------------------------------------------------------

                                    CONTENTS


CLAUSE                                                                      PAGE

1.   INTERPRETATION...........................................................1
2.   CHARGING CLAUSE..........................................................4
3.   CONTINUING SECURITY......................................................4
4.   FURTHER ASSURANCE........................................................4
5.   NEGATIVE PLEDGE AND DISPOSAL RESTRICTIONS................................5
6.   REPRESENTATIONS..........................................................5
7.   UNDERTAKINGS.............................................................6
8.   ATTORNEY.................................................................7
9.   ENFORCEMENT AND POWERS OF THE COLLATERAL AGENT...........................8
10.  STATUS, POWERS, REMOVAL AND REMUNERATION OF RECEIVER.....................8
11.  APPLICATION OF MONEYS....................................................9
12.  PROTECTION OF THIRD PARTIES.............................................10
13.  PROTECTION OF ADMINISTRATIVE AGENTS, COLLATERAL AGENT AND RECEIVER......10
14.  COSTS AND EXPENSES......................................................11
15.  CUMULATIVE POWERS AND AVOIDANCE OF PAYMENTS.............................12
16.  RULING OFF ACCOUNTS.....................................................12
17.  DELEGATION..............................................................12
18.  REDEMPTION OF PRIOR CHARGES.............................................13
19.  RELEASE.................................................................13
20.  NOTICES.................................................................13
21.  CHANGES TO PARTIES......................................................14
22.  CURRENCY CLAUSES........................................................14
23.  MISCELLANEOUS...........................................................14
24.  GOVERNING LAW...........................................................15
SCHEDULE 1...................................................................17
Material Subsidiary Shares...................................................17

THIS DEED is made on ___________ __, 20__

BETWEEN:

(1) [NAME OF CHARGING COMPANY] (an [exempt limited liability company] [corporation] incorporated in [jurisdiction of incorporation] with registered number [ ]) (the "CHARGING COMPANY");

(2) BARCLAYS BANK PLC whose registered office is at 5 The North Colonnade, Canary Wharf, London, United Kingdom, as Collateral Agent in such capacity, the "COLLATERAL AGENT" for (a) the Administrative Agent (as defined therein) under the 364-Day Credit Agreement (as defined below) and the banks or other financial institutions or entities (the "364-DAY LENDERS") from time to time party to the 364-Day Credit Agreement and (b) the Administrative Agent (as defined therein) under the 3-Year Credit Agreement (as defined below) and the banks or other financial institutions or entities (the "3-YEAR LENDERS" and together with the 364-Day Lenders, the " LENDERS") from time to time party to the 3-Year Credit Agreement.

THE PARTIES AGREE AS FOLLOWS:

1.       INTERPRETATION

                 1.1      Definitions

          In this deed:

          "ADMINISTRATIVE AGENTS" means collectively, Barclays Bank PLC, as Administrative Agent under the 364-Day Credit Agreement and Barclays Bank PLC, as Administrative Agent under the 3-Year Credit Agreement.

          "AFTER-ACQUIRED SHARES" means any shares obtained by the Charging Company in the future in any Material Subsidiary subject, in the case of any Material Subsidiary which is an Insurance Subsidiary, to any consent or authorization of, filing with or notice to, any relevant insurance commission or other Governmental Authority pursuant to any applicable Requirement of Law in connection with the creation subsequent to the Closing Date in accordance with Section 5.4 of a security interest in the Capital Stock of any Material Subsidiary which is an Insurance Subsidiary;

          "CHARGED PROPERTY" means (a) the Material Subsidiary Shares listed in
          Schedule 1 hereto; (b) any After-acquired Shares; (c) all Distribution Rights with respect to such Material Subsidiary Shares and After-acquired Shares; and (d) to the extent not covered by (a), (b) and (c), all proceeds of any or all of (a), (b) and (c) above. For purposes of this deed, the term "proceeds" includes whatever is receivable or received when assets or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guarantee payable to the Charging Company, the Administrative Agents or the Collateral Agent from time to time with respect to the Charged Property;

          "CREDIT AGREEMENTS" means collectively, (i) the 364-Day Credit Agreement, dated as of the date hereof among the Company, the Subsidiary Borrowers (as defined therein), the several banks and other financial institutions or entities from time to time parties thereto, Credit Lyonnais New York Branch, as documentation agent, and Barclays Bank PLC, as administrative agent and as collateral agent (as amended, supplemented or otherwise modified or replaced from time to time, the "364-DAY CREDIT AGREEMENT") and (ii) the 3-Year Credit Agreement, dated as of the date hereof among the Company, the Subsidiary Borrowers (as defined therein), the several banks and other financial institutions or entities from time to time parties thereto, Credit Lyonnais New York Branch, as documentation agent, and Barclays Bank PLC, as administrative agent and as collateral agent, as amended, supplemented or otherwise modified or replaced from time to time, the "3-YEAR CREDIT AGREEMENT");

          "DEFAULT RATE" means the rate at which default interest is payable under Section 2.8(c) of each of the Credit Agreements;

          "DISTRIBUTION RIGHTS" means all dividends, distributions and other income paid or payable on a Material Subsidiary Share or any After-acquired Share, together with all shares or other property derived from such Material Subsidiary Share or any After-acquired Share and all other allotments, accretions, rights, benefits and advantages of all kinds accruing, offered or otherwise derived from or incidental to that Material Subsidiary Share or any After-acquired Share (whether by way of conversion, redemption, bonus, preference, option or otherwise);

          "INDEBTEDNESS" means all money or liabilities due, owing or incurred to the Administrative Agent, the Collateral Agent or any of the Lenders under each Credit Agreement by the Charging Company or any other Borrower under each Credit Agreement, this deed and any other Loan Document at present or in the future, in any manner whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all interest accruing thereon;

          "LIEN" means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement (including the interest of a vendor or lessor in any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "MATERIAL SUBSIDIARY SHARES" means all shares owned by the Charging Company in its Material Subsidiaries from time to time and charged under this deed as specified in Schedule 1;

          "PLEDGED MATERIAL SUBSIDIARY" means any Material Subsidiary the Capital Stock of which owned by the Charging Company is required to be charged hereunder pursuant to the terms of either Credit Agreement;

          "RECEIVER" means a receiver and manager or (if the Collateral Agent so specifies in the relevant appointment) receiver, in each case appointed under this deed;

               1.2 CONSTRUCTION


          In this agreement, unless a contrary intention appears, a reference to:

               (a) an "AGREEMENT" includes any legally binding arrangement, concession, contract, deed or franchise (in each case whether oral or written);

               (b) an "AMENDMENT" includes any amendment, supplement, variation, novation, modification, replacement or restatement and "AMEND", "AMENDING" and "AMENDED" shall be construed accordingly;

               (c) "ASSETS" includes property, business, undertaking and rights of every kind, present, future and contingent (including uncalled share capital) and every kind of interest in an asset;

               (d) a "CONSENT" includes an authorisation, approval, exemption, licence, order, permission or waiver;

               (e) "INCLUDING" means including without limitation and "INCLUDES" and "INCLUDED" shall be construed accordingly;

               (f) "LOSSES" includes losses, actions, damages, claims, proceedings, costs, demands, expenses (including fees) and liabilities and "LOSS" shall be construed accordingly;

               (g) a "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

                    (i) if any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day in the same calendar month or, if none, on the preceding Business Day; and

                    (ii) if a period starts on the last Business Day in a
                         calendar month, or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month,

                         and references to "MONTHS" shall be construed accordingly;

               (h) a "PERSON" includes any person, individual, partnership, firm, company, corporation, limited liability company, joint stock company, trust, unincorporated association, joint venture, government, state or agency of a state or any undertaking (within the meaning of section 259(1) of the Companies Act 1985) or other association (whether or not having separate legal personality) or any two or more of the foregoing;

               (i) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

               (j) unless the context otherwise requires or unless otherwise defined in this deed, words and expressions defined in the applicable Credit Agreement have the same meanings when used in this deed;

               (k) the parties intend that this document shall take effect as a deed.

               1.3 OTHER REFERENCES


          In this deed, unless a contrary intention appears:

               (a) a reference to any person is, where relevant, deemed to be a reference to or to include, as appropriate, that person's successors, indorsees and permitted assignees or transferees;

               (b) references to clauses and schedules are references to, respectively, clauses of and schedules to this deed and references to this deed include its schedules;

               (c) a reference to (or to any specified provision of) any agreement or document is to be construed as a reference to that agreement or document (or that provision) as it may be amended from time to time;

               (d) a reference to a statute, statutory instrument or accounting standard or any provision thereof is to be construed as a reference to that statute, statutory instrument or accounting standard or such provision thereof, as it may be amended or re-enacted from time to time;

               (e) the index to and the headings in this deed are inserted for convenience only and are to be ignored in construing this deed; and

               (f) words importing the plural shall include the singular and vice versa.


                               2. CHARGING CLAUSE

     2.1 The Charging Company, as security for the payment of the Indebtedness charges in favour of the Collateral Agent, for the benefit of the Administrative Agents and the Lenders and their respective successors, indorsees, transferees and assigns with full title guarantee by way of first equitable mortgage all of the Charged Property with the intention that such charge shall take effect as first equitable mortgage and shall rank ahead of any other present or future security over such Charged Property.


     2.2 Section 6(2) of the Law of Property Act 1994 shall not apply to this deed.


                             3. CONTINUING SECURITY

               3.1 CONTINUING SECURITY


          This security is to be a continuing security notwithstanding any intermediate payment or settlement of all or any part of the Indebtedness or any other matter or thing.

               3.2 OTHER SECURITY

          This security is to be in addition and shall neither be merged in nor in any way exclude or prejudice or be affected by any other security or other right which either Administrative Agent, the Collateral Agent and/or any Lender may now or after the date of this deed hold for any of the Indebtedness, and this security may be enforced against the Charging Company without first having recourse to any other rights of either Administrative Agent, the Collateral Agent or any Lender.

                              4. FURTHER ASSURANCE

          The Charging Company will, at its own expense, promptly following request by the Collateral Agent, execute such deeds and other agreements and otherwise take whatever action the Collateral Agent may require:

               (a) to perfect and/or protect the security created (or intended to be created) by this deed;

               (b) to facilitate the realisation or enforcement of such security;

               (c) to facilitate the exercise of any of the Collateral Agent's rights, powers or discretions under this deed; and/or

               (d) to confer on the Collateral Agent security over any assets of the Charging Company (in whatever jurisdiction situated) equivalent or similar to the security intended to be conferred by this deed.


                  5. NEGATIVE PLEDGE AND DISPOSAL RESTRICTIONS

          The Charging Company will not:

               (a) create or agree to create or permit to subsist any Lien on or option in favour of all or any part of the Charged Property, except for the charge created pursuant to this deed or any other Security Document;

               (b) sell, assign, transfer, exchange, lease out, lend or otherwise dispose of all or any part of or grant any option with respect to, the Charged Property or the right to receive or to be paid the proceeds arising on the disposal of the same, or agree or attempt to do so;

               (c) enter into any agreement or undertaking (other than this deed and the Credit Agreements) restricting the right or ability of the Charging Company or the Collateral Agent to sell, assign, transfer, exchange or otherwise dispose of any of the Charged Property or Distribution Rights thereof;

               (d) dispose of the equity of redemption in respect of all or any part of the Charged Property.


                               6. REPRESENTATIONS

          The Charging Company represents that:

               (a) it is the legal and beneficial owner of the Material Subsidiary Shares identified against its name in Schedule 1 [(save in relation to those Material Subsidiary Shares which are held by a nominee for it in which case it is the beneficial owner only of those Material

          Subsidiary Shares)];

               (b) all of those Material Subsidiary Shares are validly issued and fully paid and fully called up.

               (c) it has full legal power, authority and legal right to charge all of the Charged Property pursuant to this deed;

               (d) except for the charge created by this deed and the Liens permitted to exist under each of the Credit Agreements, it is and will be the sole legal and beneficial owner of the Material Subsidiary Shares free and clear of any Lien or claims of others;

               (e) the charge created by this deed (i) constitutes a valid legal and binding obligation and an effective first-priority security interest in the Charged Property in favour of the Collateral Agent, for the benefit of the Administrative Agents and the Lenders, as security for the Indebtedness and (ii) is prior to all other Liens on the Charged Property in existence on the date hereof;

               (f) it shall maintain the security constituted by this deed as a perfected security interest having the priority described in clause 6(e) and shall defend its and the Collateral Agent's title or interest in and to all the Charged Property against any and all claims and demands of all persons whosoever; and

               (g) it will, from time to time, at the written request of the Collateral Agent, and at the sole expense of the Charging Company, duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this deed and of the rights and powers herein granted.


                                7. UNDERTAKINGS

               7.1 TITLE DOCUMENTS

         The Charging Company will promptly deposit with the Collateral Agent (or as it shall direct) all stock and share certificates and other documents of title relating to the Material Subsidiary Shares and any After-acquired Shares at any time charged hereunder (including, without limitation, any certificate or other document of title representing a Distribution Right) together with share transfer forms duly stamped and executed in blank and left undated on the basis that the Collateral Agent shall be able to hold such documents of title and share transfer forms until the Indebtedness has been irrevocably and unconditionally discharged in full and shall be entitled, at any time, following the occurrence of an Event of Default or if the Collateral Agent considers that the security constituted by this deed is in jeopardy to complete, under its power of attorney given by clause 8 (Attorney) below, the share transfer forms on behalf of the Charging Company in favour of itself or such other person as it shall select; provided, that, in the case of an Insurance Subsidiary, the required consents and approvals of the appropriate Governmental Authority, if any, have been obtained.

               7.2 VOTING AND DISTRIBUTION RIGHTS

          Until an Event of Default occurs:

               (a) The Charging Company shall be entitled to receive and retain all cash dividends, distributions and other monies paid on or derived from the Material Subsidiary Shares and any After-acquired Shares; and

               (b) the Charging Company shall be entitled to exercise all voting and other rights and powers attaching to the Material Subsidiary Shares and any After-acquired Shares; provided, that, except as permitted pursuant to the terms of the Credit Agreements, it shall not vote to take any other action to permit any Pledged Material Subsidiary to issue any Capital Stock of any nature or to issue any other securities convertible into, or granting the right to purchase or exchange for, any Capital Stock of any nature of the Pledged Material Subsidiary or otherwise exercise any such voting rights or powers in a manner prejudicial to the interests of the Administrative Agent under this deed.

          The Charging Company agrees that (i) it will be bound by the terms of this deed and the Credit Agreements relating to the Capital Stock issued by the Pledged Material Subsidiary and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing if, at any time, it obtains any After-acquired Shares or if any Distribution Rights are represented by a share certificate or other document of title and
          (iii) it will provide to the Collateral Agent a supplement to Schedule 1 hereto reflecting such After-acquired Shares or Distribution Rights which are represented by a share certificate or other document of title.

               7.3 COLLATERAL AGENT EXONERATION

          At any time when any Material Subsidiary Shares or After-acquired Shares are registered in the name of the Collateral Agent or its nominee, the Collateral Agent will not be under any duty to ensure that any dividends, distributions or other monies payable in respect of such Material Subsidiary Shares or After-acquired Shares are duly and promptly paid or received by it or its nominee, or to verify that the correct amounts are paid or received, or to take any action in connection with the taking up of any (or any offer of any) stocks, shares, rights, monies or other property paid, distributed, accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise on or in respect of or in substitution for, any of those Material Subsidiary Shares or After-acquired Shares.

               7.4 RETENTION OF DOCUMENTS

          The Collateral Agent may retain any document delivered to it under clause 7.1 (Title Documents) or otherwise until the security created by this deed is released and, if for any reason it ceases to hold any such document before that time, it may by notice to the Charging Company require that the relevant document be redelivered to it and the Charging Company shall promptly comply (or procure compliance) with that notice.

                                  8. ATTORNEY

          Subject to the last sentence of this Section 8, the Charging Company, by way of security, irrevocably and severally appoints the Collateral Agent, each Receiver and any person nominated for the purpose by the Collateral Agent or any Receiver (in writing and signed by an officer of the Collateral Agent or Receiver) as its attorney (with full power of substitution and delegation) in its name and on its behalf and as its act and deed to execute, seal and deliver (using the company seal where appropriate) and otherwise perfect and do any deed, assurance, agreement, instrument, act or thing which it ought to execute and do under the terms of this deed, or which may be required or deemed proper in the exercise of any rights or powers conferred on the Administrative Agents, the Collateral Agent or any Receiver under this deed or otherwise for any of the purposes of this deed, and the Charging Company covenants with the Administrative Agents, the Collateral Agent and each Receiver to ratify and confirm all such acts or things made, done or executed by that attorney. Anything in this Section 9 to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8 unless an Event of Default shall have occurred and be continuing.

                9. ENFORCEMENT AND POWERS OF THE COLLATERAL AGENT

               9.1 STATUTORY RESTRICTIONS

          The restriction on the consolidation of mortgages and on power of sale imposed by sections 93 and 103 respectively of the Law of Property Act 1925 shall not apply to the security constituted by this deed.

               9.2 ENFORCEMENT POWERS

          For the purpose of all rights and powers implied or granted by statute, the Indebtedness is deemed to have fallen due on the date of this deed. The power of sale and other powers conferred by section 101 of the Law of Property Act 1925 and all other enforcement powers conferred by this deed shall be immediately exercisable at any time after an Event of Default has occurred.

               9.3 STATUTORY POWERS

          The powers conferred on mortgagees, receivers or administrative receivers by the Law of Property Act 1925 and the Insolvency Act 1986 (as the case may be) shall apply to the security created by this deed, unless they are expressly or impliedly excluded. If there is ambiguity or conflict between the powers contained in those Acts and those contained in this deed, those contained in this deed shall prevail.

               9.4 APPOINTMENT OF RECEIVER

               (a) At any time after an Event of Default has occurred, or if so requested by the Charging Company, the Collateral Agent may, by writing under hand signed by any officer or manager of the Collateral Agent, appoint any person (or persons) to be a Receiver of all or any part of the Charged Property.

               (b) Section 109(1) of the Law of Property Act 1925 shall not apply to this deed.

               9.5 EXERCISE OF POWERS

          All or any of the powers conferred upon mortgagees by the Law of Property Act 1925 as varied or extended by this deed, and all or any of the rights and powers conferred by this deed on a Receiver (whether expressly or impliedly), may be exercised by the Collateral Agent without further notice to the Charging Company at any time after an Event of Default has occurred, irrespective of whether the Collateral Agent has taken possession or appointed a Receiver of the

          Charged Property.

            10. STATUS, POWERS, REMOVAL AND REMUNERATION OF RECEIVER

               10.1 RECEIVER AS AGENT

          Each Receiver shall be the agent of the Charging Company which shall be solely responsible for his acts or defaults, and for his remuneration and expenses, and be liable on any agreements or engagements made or entered into by him. The Collateral Agent will not be responsible for any misconduct, negligence or default of a Receiver.

               10.2 POWERS OF RECEIVER

          Each Receiver appointed under this deed shall have all the powers conferred from time to time on receivers by the Law of Property Act 1925 and the Insolvency Act 1986 (each of which is deemed incorporated in this deed), so that the powers set out in Schedule 1 to the Insolvency Act 1986 (to the extent relevant) shall extend to every Receiver, whether or not an administrative receiver.

               10.3 REMOVAL OF RECEIVER

          The Collateral Agent may by notice remove from time to time any Receiver appointed by it and, whenever it may deem appropriate, appoint a new Receiver in the place of any Receiver whose appointment has terminated, for whatever reason.

               10.4 REMUNERATION OF RECEIVER

          The Collateral Agent may from time to time fix the remuneration of any Receiver appointed by it.

                           11. APPLICATION OF MONEYS

               11.1 ORDER OF APPLICATION

          All moneys received by the Collateral Agent or any Receiver appointed under this deed shall be applied in the following order:

               (a) in payment of the costs and losses incurred, and payments made, by the Collateral Agent, the Administrative Agents and/or any Receiver (including the payment of preferential debts);

               (b) in payment of remuneration to the Receiver at such market rates as may be agreed between him and the Collateral Agent (acting reasonably) at or any time after his appointment;

               (c) to the Administrative Agents, for application by them towards satisfaction of amounts then due and owing and remaining unpaid in respect of the Indebtedness, pro rata among the Lenders according to the amounts then due and owing and remaining unpaid to the Lenders; and

               (d) the surplus (if any) shall be paid to the Charging Company or other person entitled to it.


               11.2 SECTION 109 LAW OF PROPERTY ACT 1925

          Sections 109(6) and (8) of the Law of Property Act 1925 shall not apply to a Receiver appointed under this deed.

               11.3 SUSPENSE ACCOUNT

          Until the Indebtedness is paid in full, the Collateral Agent may place and keep (for such time as it shall determine) any money received pursuant to this deed or on account of the Charging Company's liability in respect of the Indebtedness in an interest bearing separate suspense account (to the credit of either the Charging Company or the Collateral Agent as the Collateral Agent shall think fit) and the Receiver may retain the same for the period which he and the Collateral Agent consider expedient without having any obligation to apply all or any part of that money in or towards discharge of the Indebtedness.

                         12. PROTECTION OF THIRD PARTIES

               12.1 NO OBLIGATION TO ENQUIRE

          No purchaser from, or other person dealing with, the Collateral Agent or any Receiver (or their agents) shall be obliged or concerned to enquire whether:

               (a) the right of the Collateral Agent or any Receiver to exercise any of the powers conferred by this deed has arisen or become exercisable or as to the propriety or validity of the exercise or purported exercise of any such power; or

               (b) any of the Indebtedness remains outstanding or be concerned with notice to the contrary and the title and position of such a purchaser or other person shall not be impeachable by reference to any of those matters.

               12.2 RECEIPT CONCLUSIVE

          The receipt of the Collateral Agent or any Receiver shall be an absolute and a conclusive discharge to a purchaser, and shall relieve him of any obligation to see to the application of any moneys paid to or by the direction of the Collateral Agent or any Receiver.

     13. PROTECTION OF ADMINISTRATIVE AGENTS, COLLATERAL AGENT AND RECEIVER

               13.1 NO LIABILITY

          None of the Administrative Agents, the Collateral Agent nor any Receiver shall be liable in respect of any of the Charged Property or for any loss or damage which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise any of, their respective powers, unless caused by its or his gross negligence or wilful misconduct.

               13.2 POSSESSION OF CHARGED PROPERTY

          Without prejudice to clause 13.1 (No Liability), if the Collateral Agent or any Receiver enters into possession of the Charged Property, it will not be liable to account as mortgagee in possession and may at any time at its discretion go out of such possession.

               13.3 LIABILITY OF CHARGING COMPANY

          The obligations of the Charging Company under this deed and the charges contained in this deed shall not be impaired by any forbearance, neglect, indulgence, extension of time, release, surrender or loss of securities, dealing, variation or arrangement by the Administrative Agents, the Lenders or the Collateral Agent, as the case may be, or by any other act, event or matter whatsoever whereby the charges contained in this deed (as secondary or collateral charges only) would, but for this provision, have been discharged.

                             14. COSTS AND EXPENSES

               14.1 INITIAL EXPENSES


          The Charging Company will on demand pay to each of the Administrative Agents, the Collateral Agent and any Receiver the amount of all costs and expenses (including legal fees and other out-of-pocket expenses and any value added tax or other similar tax thereon) reasonably incurred by any of them in connection with:

               (a) the negotiation, preparation, execution and completion of this deed, and all documents, matters and things referred to in, or incidental to this deed;

               (b) any amendment, consent or suspension of rights (or proposal for any of the same) relating to this deed (and documents, matters or things referred to in this deed); and

               (c) the investigation of any Default; provided, however, that any Charged Company which is an Insurance Subsidiary shall have no liability under this Section with respect to costs and expenses referred to above except to the extent of the share of such costs and expenses reasonably allocable or attributable to the Charged Property of such Charging Company.

               14.2 ENFORCEMENT EXPENSES

          The Charging Company will on demand pay to each of the Administrative Agents, the

          Collateral Agent and any Receiver the amount of all costs and expenses (including legal fees and other out of pocket expenses and any value added tax or other similar tax thereon) reasonably incurred by any of them in connection with the preservation, enforcement or attempted preservation or enforcement of any of their rights under this deed (and any documents referred to in this deed) or any of the Charged Property; provided, however, that any Charged Company which is an Insurance Subsidiary shall have no liability under this Section with respect to costs and expenses referred to above except to the extent of the share of such costs and expenses reasonably allocable or attributable to the Charged Property of such Charging Company.

               14.3 STAMP DUTIES, ETC

          The Charging Company will on demand indemnify each of the Administrative Agents, the Collateral Agent and any Receiver appointed under this deed, from and against any liability for any stamp, documentary, filing and other duties and Taxes (if any) which are or may become payable in connection with this deed.

               14.4 DEFAULT INTEREST

          If not paid when due, the amounts payable under this clause 14 shall carry interest (compounded with monthly rests at the Default Rate (after as well as before judgment), from the date of demand and shall form part of the Indebtedness.

                15. CUMULATIVE POWERS AND AVOIDANCE OF PAYMENTS

               15.1 CUMULATIVE POWERS

          The powers which this deed confers on the Administrative Agents, the Collateral Agent and any Receiver appointed under this deed are cumulative, without prejudice to their respective powers under the general law, and may be exercised as often as the relevant person thinks appropriate. The Administrative Agents, the Collateral Agent or any Receiver may, in connection with the exercise of their powers, join or concur with any person in any transaction, scheme or arrangement whatsoever. The respective powers of the Administrative Agents, the Collateral Agent and any Receiver will in no circumstances be suspended, waived or otherwise prejudiced by anything other than an express consent or amendment.

               15.2 AMOUNTS AVOIDED

          If any amount paid in respect of the Indebtedness is capable of being avoided or set aside, then for the purposes of this deed that amount shall not be considered to have been paid.

               15.3 DISCHARGE CONDITIONAL

          Any settlement or discharge between the Charging Company and the Administrative Agents or the Collateral Agent shall be conditional upon no security or payment to the Administrative Agent or Collateral Agent by the Charging Company or any other person being avoided, set aside, ordered to be refunded or reduced by virtue of any provision or enactment relating to insolvency and accordingly the Administrative Agent and the Collateral Agent, as the case may be, shall be entitled to recover from the Charging Company the value which the Administrative Agent and the Collateral Agent, as the case may be, has placed on that security or the amount of any such payment as if that settlement or discharge had not occurred.

                            16. RULING OFF ACCOUNTS

          If the Collateral Agent receives notice of any subsequent Liens or other interest affecting any of the Charged Property (except as permitted by each of the Credit Agreements) it may open a new account for the Charging Company in its books. If it does not do so then (unless it gives express notice to the contrary to the Charging Company), as from the time it receives that notice, all payments made by the Charging Company to it (in the absence of any express appropriation to the contrary) shall be treated as having been credited to a new account of the relevant Charging Company and not as having been applied in reduction of the Indebtedness.

                                 17. DELEGATION

          The Collateral Agent may delegate by power of attorney or in any other manner all or any of the powers, authorities and discretions which are for the time being exercisable by it under this deed to any person or persons upon such terms and conditions (including the power to sub-delegate) as it may think fit. The Collateral Agent will not be liable or responsible to the Charging Company or any other person for the negligence or misconduct on the part of any delegate selected by it with reasonable care.

                        18. REDEMPTION OF PRIOR CHARGES

          The Collateral Agent may, at any time after an Event of Default has occurred, redeem any prior Lien on or relating to any of the Charged Property or procure the transfer of that Lien to itself, and may settle and pass the accounts of any person entitled to that prior Lien. Any account so settled and passed shall (subject to any manifest error) be conclusive and binding on the Charging Company. The Charging Company will on demand pay to the Collateral Agent all principal monies and interest and all losses incidental to any such redemption or transfer.

                                  19. RELEASE

     19.1 At such time as all the Indebtedness has been unconditionally and irrevocably discharged in full and the Lenders have no further contingent obligations to lend under or in connection with the Credit Agreements, the Collateral Agent shall at the request and cost of the Charging Company execute such documents (or procure that its nominees execute such documents) as the Charging Company may reasonably request and which may be required to discharge all the charges created by this deed and return any certificates representing the Charged Property to the Charging Company.

     19.2 At any such time as a Material Subsidiary ceases to meet the requirements set forth in the definition of Material Subsidiary for two consecutive fiscal quarters of the Company, any Lien created hereunder on Charged Property issued by such Material Subsidiary shall be released in accordance with and to the extent provided in Section 9.13(c) of each Credit Agreement.


                                  20. NOTICES

     20.1 MODE OF SERVICE

          (a) Any notice, demand, consent, agreement or other communication (a "NOTICE") to be served in connection with this deed will be in writing and will be made by letter or by facsimile transmission to the party to be served.

          (b) The address and facsimile number of each party to this deed for the purposes of clause 20.1(a) are:

               (i) as shown in the notice addresses set forth in Section 9.2 of each Credit Agreement; or

               (ii) as notified by that party for this purpose to the other party by not less than five Business Days' notice.

          (c) Any Notice to be served by the Charging Company on either Administrative Agent or the Collateral Agent will be effective only if it is expressly marked for the attention of the department or officer (if any) specified in conjunction with the relevant address and facsimile number referred to in clause 20.1(b).

          20.2 DEEMED SERVICE

          (a) Subject to clause 20.2(b), a Notice will be deemed to be effective as follows:

               (i) if by letter, when delivered personally or on actual receipt or three Business Days after being deposited in the mail, postage prepaid; and

               (ii) if by facsimile, when delivered,

          provided, that any notice, request or demand to or upon the Charged Company, the Administrative Agents and the Collateral Agent shall not be effective until received.

          (b) A Notice given in accordance with clause 20.2(a) but received on a non-working day or after business hours in the place of receipt will be deemed to be given on the next working day in that place.


                             21. CHANGES TO PARTIES

          21.1 ASSIGNMENT BY THE ADMINISTRATIVE AGENTS AND THE COLLATERAL AGENT

     The Administrative Agents and the Collateral Agent may at any time assign, delegate or otherwise transfer all or any part of its rights under this deed in accordance with the Credit Agreements.

                              22. CURRENCY CLAUSES

          22.1 CONVERSION

     All monies received or held by the Administrative Agents, the Collateral Agent or any Receiver under this deed may be converted into any other currency which the Administrative Agents or the Collateral Agent considers necessary to cover the obligations and liabilities comprised in the Indebtedness in that other currency at the Administrative Agents' or Collateral Agent's spot rate of exchange then prevailing for purchasing that other currency with the existing currency.

          22.2 NO DISCHARGE

     No payment to the Administrative Agents or to the Collateral Agent (whether under any judgement or court order or otherwise) shall discharge the obligation or liability of the Charging Company in respect of which it was made unless and until the Administrative Agents or the Collateral Agent has received payment in full in the currency in which the obligation or liability was incurred. To the extent that the amount of any such payment shall on actual conversion into that currency fall short of that obligation or liability expressed in that currency, the Administrative Agents and the Collateral Agent shall have a further separate cause of action against the Charging Company and shall be entitled to enforce the security constituted by this deed to recover the amount of the shortfall.

                               23. MISCELLANEOUS

          23.1 SMALL COMPANY MORATORIUM

     Notwithstanding any other provision of this deed, the obtaining of a moratorium under section 1A of the Insolvency Act 1986, or anything done with a view to obtaining such a moratorium (including any preliminary decision or investigation), shall not be an event causing any floating charge created by this deed to crystallise or causing restrictions which would not otherwise apply to be imposed on the disposal of property by the Charging Company or a ground for the appointment of a Receiver.

          23.2 CERTIFICATES CONCLUSIVE

     A certificate or determination of the Administrative Agents or the Collateral Agent as to any amount payable under this deed will be conclusive and binding on the Charging Company, except in the case of manifest error.

          23.3 INVALIDITY OF ANY PROVISION

     If any provision of this deed is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

          23.4 COUNTERPARTS

     This deed may be executed in any number of counterparts (including by telecopy), all of which taken together shall be deemed to constitute one and the same instrument.

          23.5 PERPETUITY PERIOD

     The perpetuity period applicable to the trusts created by this deed is 80 years.

          23.6 THIRD PARTY RIGHTS

     The Contracts (Rights of Third Parties) Act 1999 shall not apply to this deed and no person other than the parties to this deed shall have any rights under it, nor shall it be enforceable under that Act by any person other than the parties to it.

                               24. GOVERNING LAW

     24.1 This deed (and any dispute, controversy, proceedings or claims of whatever nature arising out of or in any way relating to this deed or its formation) shall be governed by and construed in accordance with English law.

     24.2 The Charging Company, for the benefit of the Administrative Agents and the Collateral Agent, irrevocably submits to the jurisdiction of the courts in England for the purpose of hearing and determining any dispute arising out of this deed and for the purpose of enforcement of any judgment against its assets.

     24.3 The submission to the jurisdiction of the courts referred to in clause
24.2 shall not (and shall not be construed so as to) limit the right of the Administrative Agents or the Collateral Agent to take proceedings against the Charging Company in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

     24.4 Without prejudice to any other permitted mode of service, the Charging Company agrees that service of any claim form, notice or other document for the purpose of any proceedings in such courts shall be duly served upon it if delivered or sent by registered post to LeBoeuf Lamb Greene & MacRae, of 6th floor, 1 Minster Court, Mincing Lane, EC3R 7YL, London, United Kingdom (marked for the attention of the Managing Partner).


IN WITNESS whereof this deed has been duly executed on the above date first above written.

                                   SCHEDULE 1
                           MATERIAL SUBSIDIARY SHARES



MATERIAL SUBSIDIARY      NUMBER AND CLASS OF     DETAILS OF NOMINEES (IF ANY)
                         SHARES                  HOLDING LEGAL TITLE TO SHARES

                           SIGNATORIES TO SHARE CHARGE

CHARGING COMPANY

EXECUTED as a deed by                          )
[NAME OF CHARGING COMPANY]                     )
acting by a director and its                   )
secretary or two directors                     )

.......................................... Signature of director

.......................................... Name of director

.......................................... Signature of director/secretary

.......................................... Name of director/secretary



COLLATERAL AGENT

EXECUTED as a deed by                          )
BARCLAYS BANK PLC                              )
acting by a director and its                   )
secretary or two directors                     )

.......................................... Signature of director

.......................................... Name of director

.......................................... Signature of director/secretary

.......................................... Name of director/secretary